PRESS RELEASES

October 19, 2007
----------------
Haber, Inc., to expound upon unique, proprietary mining technology at Wall St. reporter small-cap conference in New York city.

December 4, 2007
----------------
Haber announces special gold recovery using new proprietary extraction equipment -trials recover gold with far higher speed, efficiency and economy.

September 24, 2007
------------------
September 24, 2007. Haber announced that its Founder, Chairman and Chief Executive Officer, Norman Haber died at the age of 79 in Vero Beach, Florida. Albert Conti, the Company's President and COO, was elected by the Board of Directors to succeed Norman Haber.


August 7, 2007
--------------
Haber, Inc. Enters Into Joint Ventures with Etruscan Resources, Inc. of Canada to explore 1,331 Square Kilometers of Ghanaian Gold Concessions.


June 5, 2007
------------
Haber, Inc. Recovers Saleable Gold from E-Scrap and Mine Ores in its U.S. Facility.


May 29, 2007
------------
Haber, Inc. Receives Four Prospecting Licenses Totaling 469 square kilometers in Ghana's Gold Prolific Sewfi Belt.


April 16, 2007
--------------
Haber, Inc. to be Represented in Australia by UMACO Pty Ltd.


February 14, 2007
-----------------
Haber, Inc. Acquires Additional Large Scale Gold Concession in Ghana's Gold Prolific Western and Brong Ahafo Regions.


November 13, 2006
-----------------
Haber, Inc. Successfully Recovers Gold Using Environmentally Friendly Gold Process in its U.S. Facility.


October 31, 2006
----------------
Haber, Inc. Updates Progress on Gold Processing Facility in the United States.


October 30, 2006
----------------
Haber, Inc. Acquires Large Scale Gold Concession and Option on Second Concession in Ghana's Prolific Western and Brong Ahafo Regions.


August 24, 2006
---------------
Haber, Inc. Seeking Prospecting License in Ghana after favorable findings reported in final reconnaissance report.


August 2, 2006
--------------
Haber, Inc. to Begin Commercial Recovery of Precious Metals from Electronic Scrap and Gold Ores Using Environmentally Friendly Process.

May 24, 2006
------------
Haber, Inc. Reports Results of Shareholder Meeting.


April 18, 2006
--------------
Haber, Executives Meet with Officials in Suriname to Demonstrate Haber Gold Process and Discuss Potential "Stamp" Program Implementation.


April 17, 2006
--------------
Haber, Inc. Signs letter of intent to establish E-Waste plant in North Carolina.


February 15, 2006
-----------------
Haber, Inc. Announces Rescheduled Special Meeting of Stockholders


December 15, 2005
-----------------
Haber, Inc. Sets Date of Special Meeting of Stockholders


December 12, 2005
-----------------
Haber Executives Meet with World Bank Officials on "STAMP" Program Implementation in Ghana


December 8, 2005
----------------
Haber Announces the Appointment of John P. McDonald as Minerals Division VP of Procurement and Sales


December 8, 2005
----------------
Haber Reviewing Legal Options on Lease for Okeechobee, Florida Electronic Waste Facility


October 18, 2005
----------------
Haber Inc. Acquires 365 Square Mile Mining Concession in Ghana; Will Use its Environmentally Safe Extraction Process to Recover "Green Gold"


September 12, 2005
------------------
Haber Inc. and Gold City, Inc. Enter $10 Million Joint Funding Venture; Agreement Will Expedite Expansion of Operations, Acquisitions

August 22, 2005
---------------
Haber, Inc. Transitions R&D Operations to Commercial Recovery of Gold and Precious Metals from e-Waste and Gold Ores, Acquires Industrial Facility in Okeechobee, Florida


July 13, 2005
-------------
Edward S. Ayensu, Ph.D., Accepts Post as Chairman of Haber Mining Ghana, Limited; Former World Bank Official and Renowned Ghanaian Scientist to Direct Haber's Mercury Abatement and Mining Operations in Ghana


June 22, 2005
-------------
Haber Strongly Urged by Ghana Science and Government Authorities to Rapidly Introduce Gold Extraction and Recovery Processes


June 22, 2005
-------------
Haber Announces Plans for Special Meeting of Shareholders on Executive Compensation and Increased Share Authorization


February 16, 2005
-----------------
Haber Successfully Demonstrates its Environmentally Friendly Haber Gold Extraction and Recovery Systems in Ghana and Announces Development of An Electronic Waste Metals Recovery System


December 27, 2004
-----------------
Haber, Inc. Announces Special Meeting Of Stockholders


November 22, 2004
-----------------
Haber Announces Acquisition of Land in Ghana for Commercial Gold Processing Operations


September 15, 2004
------------------
Haber Announces Completion of Its Capillary Micro-Preparative Device Based on EMP Technology


September 14, 2004
------------------
Haber Announces Completion of Minerals Processing Laboratory in Florida and Reports on its Discussions in Ghana


September 14, 2004
------------------
Haber Announces Election of Peter D'Angelo to Secretary of Haber Corporation

June 23, 2004
-------------
Haber, Inc. 'OTC: HABE' Not Associated with Haber, Inc. Of Montana, Which Has Filed for Bankruptcy Protection


June 3, 2004
------------
Haber Announces the Completion of Analytical Laboratory and Initiation of Pilot Bulk Testing Program


May 27, 2004
------------
Haber Announces Proposal to Ghanaian Government to Alleviate Mercury Usage among Artisinal Miners


April 6, 2004
-------------
Haber Reports Strong Interest in its Electromolecular Propulsion Instrument at PITTCON 2004 Conference; Haber's EMP 15D/A Instrument Nominated for PITTCON 2004 Editors' Choice Award


April 5, 2004
-------------
Haber Reports on Commercialization Progress for Its HGP Gold Process


March 1, 2004
-------------
Haber, Inc. Introduces New Electromolecular Propulsion Instrument at PITTCON
2004


February 23, 2004
-----------------
Haber, Inc. announces completion of mobile gold extraction unit.
Licensee Gold City to Use Process in Mining Operations in Ghana, W. Africa


December 16, 2003
-----------------
Haber, Inc. Opens Office in Ghana; Signs Letter of Intent to Expand Gold City, Inc.'s License to Mine in Ghana.


December 11, 2003
-----------------
Haber, Inc. Provides Update on Its Minerals Division and Licensee Gold City, Inc.; Gold City Producing Quantities of Gold Concentrate at Test Sites


October 21, 2003
----------------
Former Top Raytheon Engineer to Lead Emerging Technologies Development at Haber, Inc.; Dr. Philip Cheney Named V.P. of Emerging Technologies

September 16, 2003
------------------
Veteran Polaroid Executive to Lead Haber's Product Development Efforts


September 16, 2003
------------------
Haber Consultant Dr. Henry Rosenberg to Head R&D Efforts

August 14, 2003
---------------
Ghanaian Government Offers Support for Haber's Environmentally Friendly HGP Gold Extraction Process


July 16, 2003
-------------
Haber Team to Visit Ghana and Introduce Environmentally Friendly Gold Extraction HGP Process; Demonstration of Technology in Africa Begins Worldwide Launch


June 5, 2003
------------
Haber, Inc. Reports on Organizational Changes and Commercialization Progress of Its HGP Gold Process and Electromolecular Propulsion Technology


May 15, 2003
------------
Haber, Inc. Announces Receipt of Gold City License Fee, Common Stock and Gold Properties


May 7, 2003
-----------
Haber, Inc. Names Former Executives from Polaroid and Raytheon as President/COO and CFO/EVP


April 14, 2003
--------------
Haber, Inc. Grants License Agreement to Gold City, Inc. For Environmentally Friendly Haber Gold Process `HGP'


April 1, 2003
-------------
Haber, Inc. Signs Letter of Intent to License its Environmentally Safe Gold Extraction Process to Gold City, Inc


January 14, 2003
----------------
Haber, Inc. Announces that Two Investors Have Exceeded the 5 Percent Threshold


January 13, 2003
----------------
Norman Haber is Filing Two Patent Applications for a Non-Toxic Gold Extraction Process, and Haber, Inc. Appoints a New Member to Board of Directors

October 19, 2007

ALBERT B. CONTI, CEO OF HABER INC., TO EXPOUND ON UNIQUE, PROPRIETARY MINING TECHNOLOGY AT WALL STREET REPORTER SMALL-CAP DISCOVERY CONFERENCE IN NEW YORK CITY

1:12p ET October 19, 2007 (PrimeNewswire)

Albert B. Conti, Chairman and CEO of Haber Inc. (Pink Sheets:HABE), will present at Wall Street Reporter's Small-Cap Discovery Conference, which will be held on October 24th at the Harvard Club of New York City.

The Small Cap Discovery Conference is an ongoing program series hosted by Wall Street Reporter Magazine which features presentations by CEOs of public companies to an audience of over one hundred investors, analysts and fund managers.

"We are very pleased to have this opportunity to present Haber's unique, disruptively efficient, and environmentally friendly gold recovery technologies to key members of the financial and investment communities," Mr. Conti articulates. "We are confident that these technologies will have a very substantial impact in the mining industry and in the recovery of precious metals from the global glut of electronic scrap."

Conti will discuss the reorganization and evolution of Haber, Inc. and the development of its goldfield concessions in Ghana. His presentation will focus on the number of worldwide opportunities for the application of the Haber Gold Process (HGP), with special emphasis on the use of HGP to eliminate the use of toxic mercury by some 20 million small-scale miners in 55 countries.

Wall Street Reporter (Est. 1843) is the premier source of investment information on global small-cap public companies in high-growth sectors. Through their magazines, special reports, website and conferences, WSR presents unique opportunities for discovering stocks before they appear on the radar of Wall Street and has become a "must attend" and "must read" for a "who's who" of the investment community.

Registration information for the conference, which is sponsored by vFinance, Knobias, Yorkville Advisors, and Marks Value Partners, can be found Here, or by calling 212-363-2600.

About Haber Inc.

Haber, Inc. is a high-technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. This news release was distributed by PrimeNewswire - www.primenewswire.com

December 4, 2007

Haber Announces Successful Gold Recovery Using New Proprietary Extraction Equipment - Trials Recover Gold with Far Higher Speed, Efficiency and Economy

ARLINGTON, Mass.--(BUSINESS WIRE)--Haber, Inc, (OTC: HABE), a
Massachusetts-based company with proprietary technology for the environmentally friendly processing of precious metal-bearing ores, announced today that it is has made its first successful pilot runs with its proprietary Aladdin technology in its Massachusetts ore processing facility.

Haber's new processing machine, called Aladdin, is currently being tested through a number of increasingly larger processing trials at its Massachusetts facility, including batch runs of roughly 150 to 200 pounds of ores per run.

Albert B. Conti, president and CEO, said, "I believe the Aladdin machine, coupled with our non-toxic and environmentally friendly extraction and recovery technologies, provides Haber with a clear competitive advantage in the gold processing field. "The experimental nature of our current work and the modest size of the machine allow adjustments and modifications to be made to Aladdin with a minimum of expense. Adding this machine to our overall gold processing approach is the final component needed for a completely integrated system. All the necessary elements in the process are now available to us. The extraction and recovery formulations, optimal chemical economy, maximum efficiency and speed of extraction all achieve their optimum conditions in the Aladdin machine."

A total of approximately 650 pounds of low-grade Bolivian and 100 pounds of high-grade Ghanaian ore have been run through the Aladdin machine to date, with an average processing time of 3 1/2 hours. These test runs resulted in 98 percent extraction and recovery efficiencies. The company plans to complete the processing of approximately 20 tons of Bolivian, Suriname and Ghanaian ores that it has in inventory. The machine will then be reset to process electronic scrap, and testing will begin on approximately 1,500 pounds of electronic scrap currently on hand. The Aladdin machine is easily loaded and, when operated, mixes the extraction solution ("lixiviant") into the ore, extracts the gold and puts the gold into solution. It then pre-filters the pregnant gold solution. The gold content in each batch processed is added to that gold previously extracted.

Because of the robustness of Haber's proprietary formulations, little added make-up of chemical components is required for a number of subsequent batches. When a large number of batches of ore have been concentrated (a significant advantage when dealing with low-grade ores), and when the gold concentration is at the desired value, the recovery formulation is added to the pregnant solution, thus producing powdered gold. The current series of tests have suggested further design improvements and modifications to the next generation of Aladdin equipment, which will be built to full industrial scale by an outside machine contractor.

Daniel Dajie, Haber's vice president of commercial operations stated that, "The Aladdin machine's preliminary trials verify the results from our original prototype. We feel comfortable that our approach is correct in that Aladdin's current performance has exceeded expectations with regards to its design-processing capabilities. At the same time, the testing has pointed out further improvements that we will make to the final commercial design. This specialized machine allows Haber to take full advantage of the unique properties of our proprietary hydrometallurgical technology, and Aladdin has achieved the most economical use of chemical components ever achieved by the company while simultaneously providing maximum extraction efficiency."

Conti said future Aladdin machines will be further improved, but the underlying operational concepts will remain the same. "Our immediate objective is to run the Aladdin machine until we exhaust all the gold-bearing materials we have in inventory. Haber has made arrangements to receive supplies of high-grade ore which will be shipped from the western U.S. early next year and which will be used to support monthly production requirements. We are also seeking additional gold concentrates and other gold-bearing materials to fill the pipeline as we gain more experience in using Aladdin," he said.

Haber will act as a precious metals broker for various small precious metals processors who have asked the company to assist them with sales into the commodity market. Haber is also in discussions with a number of companies and individuals who control ore bodies, which are currently mining or planning mining operations in the near future regarding joint venture opportunities.


In addition, a number of encouraging developments in Haber's Emerging Technology Division have resulted from the active exploration of new technologies, including minerals technology, and working in collaboration with outside research groups in the areas of unique base metal recovery and alternative fuels.

About Haber, Inc.
Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and the Haber Electronic Scrap System (HESS), chemical systems developed by Norman Haber, the late chairman of the company, for the hydrometallurgical extraction of gold from ores and electronic components. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at www.habercorp.com
Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


September 24, 2007

          Norman Haber, Founder, Chairman And CEO Of Haber, Inc., Dies
                  Inventor of Numerous Proprietary Technologies

ARLINGTON, Mass. - (BUSINESS WIRE)-Haber, Inc. (OTC: HABE), a
Massachusetts-based company with proprietary technologies in a number of key industrial applications, announced today that its founder, chairman and chief executive officer, Norman Haber, died on Saturday at Vero Beach, Fla. He was 79.

Mr. Haber founded Haber, Inc. in 1967 following his discoveries in the field of Electromagnetic Propulsion (EMP), a process which enables the electrically controlled movement or positioning of different molecules and which is distinct from existing techniques of electrophoresis and chromatography. He was an entrepreneurial scientist with extensive experience in a number of technical disciplines including biochemical research, analytic and industrial chemistry and biophysics.

He was also the inventor of the Haber Gold Process (HGP), a methodology for extracting gold from a variety of ores without the use of toxic chemicals such as mercury or cyanide. He was the company's principal scientist and had an international reputation for his various inventions. His work on EMP has appeared in the Proceedings of the National Academy of Sciences.

Mr. Haber held a B.S. degree in chemistry and an M.A. in physiology and biological sciences from the New York City University System. He had done post-graduate study at the Sloan Kettering Cancer Institute, Cornell Medical School and New York University.

Mr. Haber, who was born in Brooklyn, N.Y. and lived in New York and New Jersey for many years, is survived by his wife Marianna Haber and his two children, Tara Metcalf and Marco Haber.

Funeral services will be held on Tuesday at the Crest View Cemetery in Vero Beach, Fla.

Albert B. Conti, who succeeds Norman Haber as chairman of Haber, Inc., said "Norman was the guiding spirit behind Haber, Inc.'s present drive to commercialize EMP, HGP and many other technological innovations developed by him during a long and distinguished career. He will be sorely missed, but, together with him, we have put a team in place to successfully carry his work forward. We all extend our deepest condolences to his family. "
Conti, formerly president and chief operating officer of Haber, has been named chief executive officer and chairman of the board by the company's board of directors and will continue his focus on operational management, particularly in the minerals area.

Dr. Henry Rosenberg, who had worked closely with Norman Haber for the past 12 years, will continue his work as chief technical contributor on EMP and related projects. All mineral-related research, analytical testing, commercial pilot programs and production will continue to be handled by the company's technical team at its Wakefield, Mass. facility.

About Haber, Inc.
Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations, including the company's EMP and HGP processes described above. For more information, call Peter R. D'Angelo at (781) 643-2727, or visit the company's web site at www.habercorp.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks, including, but not limited to, economic conditions, the impact of competition and pricing, government regulations and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

August 7, 2007

 HABER INC. ENTERS INTO JOINT VENTURE WITH ETRUSCAN RESOURCES INC. OF CANADA TO
          EXPLORE 1,331 SQUARE KILOMETERS OF GHANAIAN GOLD CONCESSIONS


ARLINGTON, Mass - August 7, 2007 - Haber, Inc, (OTC: HABE), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that its wholly-owned Ghanaian subsidiary, Haber Mining Ghana Ltd., has entered into a joint venture with Etruscan Resources Ghana Ltd. ("Etruscan Ghana"), a wholly owned subsidiary of the Nova Scotia, Canada-based Etruscan Resources Inc., (TSX: EET), to explore 1,331 square kilometers of gold concessions in the Western and Brong Ahafo Regions of Ghana. These gold concessions are located in the Sefwi Volcanic Belt and the Kumasi Sedimentary Basin which host significant gold deposits including the 60 million ounce Obausi deposit, the 13 million ounce Ahafo deposit, the 9 million ounce Bogoso-Prestea, the 5 million ounce Bibiani deposit, the 2 million ounce Obotan deposit, and the 2 million ounce Chirano deposit.

Agreement with Etruscan

Under the terms of the agreement, Haber was paid $700,000 by Etruscan. A portion of these funds was then used to exercise Haber's option to purchase the 300 square kilometer "Eternity" reconnaissance concession and to convert Haber's "Good Ground" reconnaissance concession license into four prospecting licenses covering 468.14 square kilometers. Under the terms of the joint venture, each company will initially have an equal interest in the project.

The parties have formed "Etruscan Haber Joint Venture Limited," a Ghanaian corporation through which Etruscan will manage the project and provide exploration and mining expertise on all the concessions. Etruscan has the option to increase its interest to 75 percent of the joint venture by investing an additional $2.5 million dollars over a period of three years. If this option is exercised, for every three dollars that Etruscan subsequently invests, Haber must contribute an additional dollar to the project in order to maintain a 25 percent interest in the joint venture. Should Haber's participating interest drop below 10%, its interest shall be converted to a 5% net smelter return royalty. Geological teams will begin exploration activities this month. K. Kirk Woodman, Project Geologist, will be the Qualified Person overseeing Etruscan's exploration programs in Ghana.

Additionally under the agreement, Haber retains the right to unilaterally explore, mine and process all alluvial gold on the properties, so long as such activity does not interfere with the joint venture's mining operations or objectives.

Also, in the event that the joint venture decides to begin mining operations on the properties, Haber's environmentally friendly Haber Gold Process (HGP) technology would be used under a licensing agreement, provided that Haber can prove its process is at least as economical as traditional extraction technologies. The terms of the licensing arrangement for the joint venture would then be negotiated between the parties. The license would also include granting Etruscan Resources Inc. the right to use HGP technology on any of its other gold processing operations.

Haber STAMP Program

If circumstances permit and exploration results for alluvial gold ores prove favorable, it is anticipated that Haber would make every effort to implement its Strategic Abatement of Mercury and Poverty (STAMP) program, which was developed to help eliminate the use of mercury by small-scale gold miners in Ghana where such use has caused severe pollution of the environment and significant public health problems. The STAMP program is designed to take advantage of its superior gold recovery efficiencies, in the high 90 percent range, which would permit Haber to pay the small-scale miners considerably more for their ore concentrate than they would receive if they were to continue their use of mercury.

"Our decision to partner with Etruscan is rooted in part on its focus on mining projects located on the African continent, exploration experience, superior team of geologists and management, and financial resources," says Albert B. Conti, Haber's president and COO. "We have also pursued this affiliation based on common moral principles and business philosophy. Both companies are aggressively seeking superior financial results while sharing a strong sense of social responsibility and environmental concerns, and are interested in helping indigenous people whenever reasonably possible. The many humanitarian awards Etruscan has already received from the African countries in which they have operations is a testimony to the company's high level of social concern and coincides with our own corporate objectives."

Gerald McConnell, President and CEO of Etruscan Resources Inc. stated: "We are extremely pleased to have the opportunity to partner with Haber to explore and develop this large strategic land package in Ghana. This acquisition is a further execution of our corporate objective of acquiring large land positions in prolific gold belts in West Africa. Land packages of this size and prospectivity are very difficult to acquire in Ghana today. Haber has assembled a truly superior land package. We are also impressed with Haber's commitment to social upliftment and respect for the environment which is aligned with Etruscan's commitments in this regard."

Description of the Properties

Although there is no guarantee that economic gold deposits will be found on the joint venture's properties, the prior activities of neighboring operations, including those of the Newmont Mining Corporation, are encouraging. The following six concessions are covered under this agreement:

Reconnaissance licenses:

1. The "Eternity" reconnaissance concession is comprised of two separate blocks in the Sefwi Gold Belt. The northern block comprises 66.8 square kilometers and is contiguous with, and 5 km east of Newmont Mining's Ahafo gold project which has yielded some 13 million ounces to date. The southern block comprises 234.6 square kilometers and is located 12 km east of the Newmont land holdings.

2. The "Uprightness" reconnaissance concession is located on the eastern boundary of the Sefwi Gold Belt and comprises 560.99 square kilometers in a single block. The permit is contiguous with the eastern boundary of the Bibiani mining permit.

Prospecting licenses:

1. The Akordie Area prospecting license of the Brong Ahafo Region covers a total area of approximately 125 square kilometers comprised of two blocks . Block ?A' (81.99 square kilometers) is centered on the towns of Akrodie and Fawohoyeden and Block ?B' (42.15square kilometers) is centered on the village of Durowaakurom.

2.The Datano Area prospecting license of the Western Region covers a total area of approximately 99.0 square kilometers

3. The Asafo Area prospecting license of the Western Region covers a total area of approximately 132.3 square kilometers

4. The Sankore Area prospecting license of the Brong Ahafo Region covers a total area of approximately 112.7 square kilometers

About Etruscan Resources Inc.

Etruscan Resources Inc. is a diversified Canadian junior mining company focused on acquiring dominant land positions in district scale gold and diamond belts within Africa. Etruscan is an emerging gold producer and holds large strategic land positions in a number of gold belts covering over 10,000 square kilometers in five countries in West Africa. The Company also holds a dominant land position in the Ventersdorp alluvial diamond district in South Africa. The common shares of Etruscan are traded on the TSX Exchange under the symbol "EET". More extensive information on Etruscan can be found on its home page at http://www.etruscan.com.


About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the founder and chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Albert B. Conti
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

June 5, 2007

June 05, 2007 06:30 AM Eastern Daylight Time

Haber, Inc. Recovers Saleable Gold from E-Scrap and Mine Ores in Its U.S. Facility Using Its Environmentally Friendly Gold Recovery Processes

Haber's Proprietary Technologies Recover Gold with High Efficiency, Speed and Purity

ARLINGTON, Mass.--(BUSINESS WIRE)--Haber, Inc, (OTC: HABE), a
Massachusetts-based company with proprietary technology for the environmentally friendly processing of electronic scrap (e-scrap) and precious metal-bearing ores, announced today that it is has made successful bulk production runs in its Massachusetts gold processing facility.

Using both e-scrap and mine ores, in conjunction with its proprietary extraction and recovery technologies known as the Haber Electronic Scrap System (HESS) and the Haber Gold Process (HGP), these pilot test runs produced over 36 ounces of gold.

During the last four months, a number of increasingly scaled-up processing trials were performed in the Massachusetts facility, and included a run of roughly 300 pounds of Ghanaian ore, which, over a period of 2 hours, resulted in 99 percent extraction and recovery efficiencies. The purity of the recovered gold was approximately 96 percent. Subsequently, after further process improvements were made, 500 pounds of ore from a South American mine was processed, and in a period of 1 1/4 hours, gold was recovered with 99 percent extraction and recovery efficiencies with a purity of 98 percent. In the case of e-scrap, a number of test runs using between 50 to 150 pounds of various e-scrap materials were made and resulted in extraction and recovery efficiencies improving from 90 percent initially to the 98-99 percent range. Gold purity improved from 60 percent to 98 percent.

Daniel Dajie, Haber's VP of Commercial Operations stated, "The operational information derived from this testing has confirmed the chemical parameters established in earlier laboratory work by Norman Haber, our CEO, and Chief Technical Consultant. During the last four months, our analytical lab has been made fully functional while the piloting team has focused successfully on developing commercial processing criteria for extracting and recovering gold from mined ores and a variety of e-scrap materials. The goal has been to test as many combinations of ores and e-scrap as possible and to generate optimum formulation and process criteria. The testing resulted in defined, proven gold recovery methods that can now be applied to large-scale commercial operations."

Concurrently with the pilot activities, the company decided not to purchase conventional processing equipment for scale-up of operations and opted instead to design new specialized processing machinery that takes full advantage of the unique properties of the company's hydrometallurgical technology. As a result of these efforts, the company has developed components for a novel intermittent flow processing line for e-scrap and ores called the Aladdin process. The new design incorporates a unique method of transport, extraction, filtration and recovery. On completion of further successful testing, a production unit will then be designed and built.

Albert B. Conti, president and COO, said, "These first runs were not only successful technically but provided a wealth of essential production information for the future and have provided our first saleable gold worth approximately $25,000 in revenues. Both the HGP and HESS processes performed very effectively on gold ore and e-scrap respectively and when the Aladdin line is completed, it will provide Haber with an even greater economic advantage over competing process methodologies. Once we reduce our backlog of client testing and piloting, our goal is increase the amount of gold recovered utilizing the Aladdin system to make significant contributions to our cash flow."

"We have embarked on a new way to recover metals commercially, and while there is still much to do, we will be generating revenues every step of the way. Our new facility is now a fully functional proving ground for all of Haber's hydrometallurgical extraction and recovery technologies and our progress thus far has been dramatic. I want to especially thank Daniel Dajie, VP Commercial Development and his piloting team for their professionalism and untiring efforts in helping the company achieve this technical milestone," concluded Conti.

Haber's Massachusetts facility will also be used to train personnel on how to operate and maintain the processing equipment. In the near future, the company will begin hiring personnel in a number of disciplines to support ongoing activities and to scale up its equipment building efforts. It will also be hiring and training field processing teams and augmenting its testing and analytical capabilities.

Additionally, the company has confirmed all the necessary technical elements to implement its Strategic Abatement of Mercury and Poverty (STAMP) program, developed to help eliminate the use of mercury globally by more than 20 million small-scale miners. The STAMP program is designed to take advantage of the superior efficiencies, in the high 90 percent range, of the company's environmentally safe Haber Gold Process (HGP). These inherent process efficiencies will allow Haber to pay small-scale miners more for their concentrate than they would otherwise be paid for gold they produce themselves by using highly toxic mercury. The company continues to report high interest in its technologies from countries overseas as well as from private and public Non-Governmental Organizations (NGOs). Haber's Web site at www.habercorp.com contains additional information on the STAMP program.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and the Haber Electronic Scrap System (HESS), chemical systems developed by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from ores and electronic components. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

May 29, 2007

Haber Inc. Receives Four Prospecting Licenses Totaling 469 Square Kilometers in Ghana's Gold Prolific Sewfi Belt

Company also Announces SEC Approval to File Comprehensive 10-k for Fiscal Years 2003 through 2007

ARLINGTON, Mass.--(BUSINESS WIRE)--Haber, Inc., (OTC: HABE), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that its wholly owned Ghanaian subsidiary, Haber Mining Ghana Ltd., has received approval on four prospecting licenses in the Sewfi Asafo-Akrodie region of Ghana. In addition, it holds two reconnaissance licenses in this same region in Ghana.

Albert Conti, president of Haber Inc., said, "The issuance of these two-year prospecting licenses allows the company to begin detailed exploration, including drilling and trenching. We believe the potential of the area is very encouraging based on the large gold deposits found by major mining companies in the general vicinity. In addition, we intend to initiate shortly geological activities on our two reconnaissance licenses. In the future, the company will continue seeking other high potential concessions and/or partnerships where the company can acquire a direct interest in the gold assets of the project."

Prospecting Licenses:

The Haber Mining Ghana Ltd. "Good Ground" reconnaissance license was converted into four prospecting licenses totaling 468.99 square kilometers. The licenses are designated; "Sankore" covering an area of 112.7 square kilometers, "Akrodie" covering an area of 124.99 square kilometers, "Datano" covering an area of 99 square kilometers and the "Sewfi Asafo" covering an area of 132.3 square kilometers. For more detailed information on the location of these properties, visit company's web site at http://www.habercorp.com.

Reconnaissance Licenses:

Haber Mining Ghana Ltd. also holds the "Eternity" reconnaissance license, which is comprised of two separate blocks in the Sewfi Gold Belt. The northern block comprises 134.8 square kilometers and is about 75 kilometers north-northwest of Kumasi and lies in the Tano District on the Brong Ahafo Region. The South area, about 235 square kilometers in size, is located about 65 kilometers northwest of Kumasi and lies within the Ahafo-Ano South and Ahafo-Ano North Districts of the Ashanti Region. The southern block is located 12 kilometers east of the Newmont land holdings.

Also, the Company's "Uprightness" concession is located on the eastern boundary of the Sewfi Gold Belt and comprises 561.0 square kilometers in a single block. The permit is contiguous with the eastern boundary of the Bibiani mining permit.

The Company also announced that the Securities and Exchange Commission accepted a proposal from Haber to file a comprehensive Form 10-k for the year ended May 31, 2007, covering fiscal years 2003 through 2007, during which time Haber did not file financial reports. This comprehensive report will include audited financial statements for each year from 2003 to 2007, as well as quarterly financial statements for the interim quarterly periods and will include Management's Discussion and Analysis for all of the quarterly and annual periods. All material information for these periodic reports will also be included in the comprehensive filing.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

April 16, 2007

Haber, Inc. to be Represented in Australia by UMACO Pty Ltd

Australian Mining Company Will Market and Distribute Haber's Environmentally Friendly Gold Technologies in Australia

ARLINGTON, Mass.--(BUSINESS WIRE)--Haber, Inc, (OTC: HABE), www.habercorp.com, a Massachusetts based company with proprietary technology for the environmentally friendly processing of precious metal bearing ores and electronic scrap (e-scrap), announced today that UMACO Pty Ltd, www.umacogold.com.au, an Australian based company will be representing Haber in Australia on distribution and marketing of the Haber Gold Process and related technology. UMACO is a diverse Australian mining company with 26 years experience in mining and exploration of Australian resources.

Haber president, Albert Conti said, "We are very pleased to have the UMACO organization represent our interests in Australia. The opportunities in Australia mining sector are a significant opportunity for our Company. Members of the UMACO organization have been collaborating with Haber for more than four years and understand our technology. Their aggressive, professional approach and significant relationships within Australia's mining community will provide the desired marketing exposure required for Haber to make introduction in the Australian markets."

UMACO Managing Director, Warren Geary stated, "The Haber process is unique in the world in its ability to effectively extract gold from a variety of environments in a completely ecologically safe manner. We see tremendous application for this technology, particularly within indigenous areas, where artisinal local miners have been suffering the effects of the use of highly toxic substances such as cyanide and mercury."

Conti continued that "this agreement with UMACO demonstrates our continuing commitment to pursue opportunities on an international level. With our environmentally friendly Haber Gold Process, we have experienced increased interest from a number of international sources that recognize the ever-growing environmental concerns that we believe our technology can successfully address and resolve in many situations."

About UMACO, Pty Ltd

UMACO is diverse Australian mining company with 26 years experience in mining and exploring Australian mining resources. The Company was founded in North Queensland, Australia and was incorporated in mid 2003. The Company is active as miners, consultants and brokers of Australian mining resources. In conjunction with its own mining and exploration activities, UMACO also provides brokerage and mandates between precious gold and base metals producers, sellers and buyers for other mining producers. For more information, visit the company's website at www.umacogold.com.au

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at www.habercorp.com

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

February 14, 2007

Haber Inc. Acquires Additional Large-Scale Gold Concession in Ghana's Gold Prolific Western and Brong Ahafo Regions

Company Acquires Additional 300 Square Kilometer Concession with Reconnaissance Licensing Rights

ARLINGTON, Mass.--(BUSINESS WIRE)--Haber, Inc, (OTC: HABE - News), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that its wholly owned Ghanaian subsidiary, Haber Mining Ghana Ltd., has exercised its option and acquired the Eternity Ghana Ltd. (Eternity) concession with reconnaissance licensing rights covering an area of 300 square kilometers. Haber has earlier acquired the reconnaissance licenses on the concessions "Good Ground" (589 sq. km.) and "Uprightness" (561 sq. km.) bringing its current total land holdings in Ghana to 1,450 square kilometers. In addition, Haber, on the basis of its favorable "Good Ground" reconnaissance report, has applied to the Ghanaian authorities for the issuance of a prospecting license on that property.

Albert B. Conti, Haber's president and COO, said, "The purchase of the 'Eternity' concession concludes the Company's near-term acquisition efforts in Ghana and represents our continuing strategic plan of acquiring high-prospect gold bearing properties for our own inventory. The close proximity of 'Eternity' to discovery sites of proven gold reserves by major mining companies makes it an attractive holding. These concessions allow the Company significant opportunities for partnering on large scale hard rock mining projects while at the same time pursuing its small scale mining efforts under our mercury reduction plan known as the Strategic Abatement of Mercury and Poverty (STAMP) program. The Company shall continue in the future to take advantage of special gold-related situations which present high potential value to its shareholders."

Conti continued, "Although there is no guarantee that any of our concessions will yield proven gold reserves, we are encouraged by our 'Good Ground' reconnaissance results and the strong activity and successes of the major mining companies who have already reported discovering over 18 million ounces of gold exploring this general area."

The "Eternity" concession acquired is comprised of two separate blocks. The northern block is located about 75 kilometers north-northwest of Kumasi and lies in the Tano District of the Brong Ahafo Region. The southern block is located about 65 kilometers northwest of Kumasi and lies within the Ahafo-Ano South and Ahafo-Ano North districts.

The "Good Ground" concession is comprised of three separate parcels located in the Brong Ahafo Region and the Sefwi Wiawso and Juabeso-Bia Districts of the Western Region. The northernmost parcel has northern boundaries that are approximately 12 kilometers south of Sunyani, the Brong Ahafo regional capital and about 95 kilometers northwest of Kumasi, the Ashanti regional capital. The southern boundary is about 170 kilometers northwest of the port city of Takoradi in the Western Region. The eastern limit of the concession is approximately 300 kilometers from Accra, Ghana's capital.

Haber's "Uprightness" concession is located in the Bibiani Anhwaiso-Bekwai Wiaawso and Atwima Districts of Western Region. The northern boundary of the concession is approximately 70 kilometers WSW of Kumasi, the Ashanti regional capital, whereas the southern end of the concession is approximately 140 kilometers NNE of the port city of Takoradi, the Western Regional capital. It is also approximately 250 kilometers WNW of Ghana's capital city of Accra. More information about the location of these concessions may be found on the Company's Web site at www.habercorp.com/ About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Albert B. Conti
(781) 643-2727, or visit the company's website at www.habercorp.com/. Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Haber, Inc.
Albert B. Conti, 781-643-2727

November 13, 2006

Haber, Inc. Successfully Recovers Gold Using Environmentally Friendly Gold Process in its U.S. Processing Facility

Haber Gold Process Recovers Gold From Ghanaian Ore in Under Three Hours

ARLINGTON, Mass.--(BUSINESS WIRE)--Haber, Inc, (OTC: HABE - News), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of electronic scrap (e-scrap) and precious metal bearing ores, announced today that it is has made a successful first run in its Massachusetts-based gold processing facility using Ghanaian ore and its environmentally friendly extraction and recovery system known as the Haber Gold Process (HGP).

The first bulk run consisted of 70 pounds of Ghanaian concentrate that was processed in a Haber mobile unit, designed to be used in remote areas. The process consisted of loading the mobile unit with the gold concentrate, adding HGP lixiviant, rotating the drum for a approximately three hours, then vertically articulating the drum and decanting by gravity. This was followed by pumping the pregnant gold solution into an open vessel. The tailing was then rinsed, decanted and pumped to the vessel. HGP recovery solution was then added and stirred for approximately two minutes, which immediately precipitated fine particles of gold metal. The solution was then passed through a filter where the gold metal was deposited on the filter pad.

The gold produced by the HGP process weighed approximately one-quarter ounce. Its purity is currently being determined and assays are being performed on the concentrate, before and after processing, to determine the recovery efficiency. As the company announced previously, the facility's analytical laboratory is in the process of being completed. In the meantime, analytical testing will be done by outside laboratories, with results expected within several weeks. The company is confident that the test data will show the efficiency of recovery to be in the high 90 percent range, based on previous testing done in Ghana, where 99 percent efficiency was achieved on similar ore.

The mobile unit performed well and the operational information derived from the testing confirmed all of the chemical parameters established through previously conducted laboratory work.

"The positive results we acheived using concentrate from Ghanaian small-scale miners reinforces our confidence that Haber has the technology to implement the Strategic Abatement of Mercury and Poverty (STAMP) program we developed to eliminate the use of mercury by artisinal miners while alleviating the extreme poverty faced by these miners," said Albert B. Conti, president and COO of Haber. The company believes that STAMP can have a positive impact on the lives of millions of small-scale miners globally who, by using mercury to extract gold, make a subsistence living but pollute the environment and negatively affect their health and the health of their families.

The company will continue to thoroughly test the Ghanaian ore until it exhausts the balance of the ore on hand (approximately 300 pounds). Various types of e-scrap will then be processed for gold using the Haber E-Scrap Process (HESP) system. The company presently has approximately 2,500 pounds of e-scrap in house and intends to perform initial bulk tests on a variety of e-scrap and ore types to maximize the data collected on all processes. Optimization of the process chemistry will follow when Haber's analytical laboratory is fully functional.

"This first run couldn't have been more successful," said Conti. "HGP performed beautifully on the Ghanaian concentrate. Although the gold initially produced in this facility will be modest, it's important for us to walk through the entire process a number of times and climb the learning curve in a deliberative way. We are anxious to go through initial runs with all the gold-bearing materials that we have in inventory, including ores and e-scrap, to uncover any problems that may exist with the various processes developed by the company."

Haber expects that larger capacity processing equipment will be arriving on site in late December, and after it is installed gold production will grow commensurately. This facility is a proving ground for all Haber's hydrometallurgical extraction and recovery technology. The goal is to develop scalable process equipment designs in this facility with the aim of starting a low risk, high-volume production facility within the United States. This current facility is not designed for high-volume production, but it will produce gold on every run it completes. Revenues from the sale of the accumulated gold will begin as soon as practicable. As the company previously announced, Albert Conti will be traveling to Ghana this month to continue discussions on the STAMP program.

It should be noted that there is no guarantee that Haber's projections and opinions will ultimately prove successful.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Haber, Inc.
Peter R. D'Angelo
781-643-2727

------------------------------------------
Source: Haber

October 31, 2006

Haber, Inc. Updates Progress on Gold Processing Facility in United States

ARLINGTON, Mass., Oct. 31 -- Haber, Inc. (OTC: HABE - News), a Massachusetts based company with proprietary technology for the environmentally friendly processing of electronic scrap (e-scrap) and precious metal bearing ores, announced today that it is preparing operations in its Massachusetts-based gold processing facility for a first run within the next two weeks.

The Company took possession of the property located in Wakefield, Mass. on August 15, 2006. Since that time, architectural drawings of the facility and local building approvals have been secured, and additional space has been leased to provide for an analytical laboratory. The laboratory is scheduled to become fully operational sometime in November. The Company reports that all of its Florida-based precious-metals pilot equipment and assay instruments have been transported to the facility.

The Company has hired two PhD chemists who will support the processing plant in analytical testing and formulation work, and will work closely with Norman Haber, the company's technical director, CEO and Chairman and Dr. Henry Rosenberg, VP of R&D on technical problem solving. Major capital equipment will be available for installation by late-December, and as scheduled, small lots of ore will be processed for gold recovery and production testing during the interim period using the Company's mobile pilot unit and newly purchased equipment. The Fort Pierce, FL laboratory will continue with EMP protocol development and specialized testing and support of minerals and electronic scrap processing.

The short-range objectives of the facility include the bulk processing of concentrated Ghanaian ore using the mobile unit. The gold produced will be evaluated and various presale steps taken for its eventual sale. Albert B. Conti, president and COO, said "It's important for us to walk through the entire process from procurement, materials handling, extraction and recovery, tailing and effluent disposal and sale of precious metals. The Company will report on the first run as soon as results are available," said Conti.

The Company is starting with gold ores in this facility to prepare its personnel to the actual operating procedures which may be encountered in the field should a STAMP-type project (Strategic Abatement of Mercury and Poverty) in Ghana or Suriname ultimately be approved. However, it must be pointed out that there is no guarantee of the ultimate success in any of our endeavors. Additionally, the facility will be testing backlogs of ores that require evaluation for prospective clients and will be processing ores that are being transported from various sites in the United States and South America.

Conti continued, "The facility is an important first step in our future production plans and will help us achieve a number of goals. These include the development of production and optimization data for both ores and e-scrap, analytical support and bulk testing for prospective clients, the generation of saleable gold and revenues with each pilot or bulk run, and training of personnel in all facets of the precious metals recovery business."

"While I anticipate the usual delays and difficulties inherent in the start up of any industrial process, the launch of this facility represents a significant Company milestone."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


Contact:
Peter R. D'Angelo
Haber, Inc.
781-643-2727




------------------------------------------
Source: Haber, Inc.

October 30, 2006

Haber, Inc. Acquires Large-Scale Gold Concession and Option on Second Concession in Ghana's Gold Prolific Western and Brong Ahafo Regions

Acquisition Increases Haber's Concession Holdings in Ghana to 1,150 Square Kilometers

ARLINGTON, Mass., Oct. 31 -- Haber, Inc. (OTC: HABE - News), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of precious metal bearing ores, announced today that its wholly owned Ghanaian subsidiary, Haber Mining Ghana Ltd., has acquired a concession with reconnaissance licensing rights covering an area of 561 square kilometers from Uprightness, Ltd. of Ghana, and has entered into an option to purchase a concession with reconnaissance licensing rights covering an area of 300 square kilometers from Eternity, Ltd. of Ghana.

The Ghana concessions are located in an active exploration and mining area, surrounded by properties operated by major gold mining companies, including Newmont Mining Corporation, Anglogold Ashanti Ltd., Gold Fields Ltd, Red Back Mining Co. and Birim Goldfields Inc.

Albert B. Conti, Haber's president and COO, said, "The purchase of the 'Uprightness' concession and option to purchase 'Eternity' represents the Company's continuing strategic plan of acquiring high-prospect gold-bearing properties for its own inventory. This transaction provides Haber with major concession holdings and presence in Ghana and increases significantly its long-term opportunities and profit potential. The 'Uprightness' acquisition increases Haber's concession holdings in Ghana to 1,150 square kilometers and, if the 'Eternity' option is exercised, the holdings will increase to more than 1,450 square kilometers."

"This acquisition decision was deemed warranted based on the favorable results obtained from the reconnaissance report on Haber's 'Good Ground' concession and the close proximity of the 'Uprightness' concession to 'Good Ground'. Furthermore, the concession has a strategic location near discovery sites where proven gold reserves have been found by major mining companies, a factor highly favorable to its prospects. We shall continue, in the future, to take advantage of significant special situation opportunities which present high potential value to our shareholders," said Conti.

The Company has received a combination of private equity and loan financing to complete this purchase and to provide the necessary capital for the gold processing facility currently under construction in the United States.

"Development of any of these concessions allows the Company greater potential for long-term value and will significantly increase partnering and business opportunities and, we believe, lead to higher profits from properties contained in our asset portfolio, all of which we expect will enhance shareholder value. Prospecting activities shall be accomplished by partnering with, or otherwise using the services of, full-service mining companies," said Conti.

Conti continued, "Although there is no guarantee that any of our concessions will yield proven gold reserves, we are encouraged by our 'Good Ground' reconnaissance results and the strong activity and successes of major mining companies, who have already reported discovering more than 15 million of ounces of gold in this general area.

Haber's "Uprightness" concession is located in the Bibiani Anhwaiso-Bekwai Wiaawso and Atwima Districts of Western Region. The northern boundary of the concession is approximately 70 kilometers WSW of Kumasi, the Ashanti regional capital, whereas the southern end of the concession is approximately 140 kilometers NNE of the port city of Takoradi, the Western Regional capital. It is also approximately 250 kilometers WNW of Ghana's capital city of Accra.

The "Eternity" concession under option is comprised of two separate blocks. The northern block is located about 75 kilometers north-northwest of Kumasi and lies in the Tano District of the Brong Ahafo Region. The southern block is located about 65 kilometers northwest of Kumasi and lies within the Ahafo-Ano South and Ahafo-Ano North districts. More information about the location of these concessions may be found on the Company's Web site at http://www.habercorp.com

The Company reports that Albert Conti will be traveling to Ghana in November to meet with the Minister of Mines, the Minerals Commission, government agencies, academics, labor union representatives, media representatives and mining property stakeholders to pursue issues relating to the Company's STAMP (Strategic Abatement of Mercury and Poverty) program, as well as exploration and reconnaissance issues on the Company's large-scale mining concessions.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Albert B. Conti
(781) 643-2727, or visit the company's website at http://www.habercorp.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


Contact:
Albert B. Conti
Haber, Inc.
781-643-2727




------------------------------------------
Source: Haber, Inc.

August 24, 2006

Haber, Inc. Seeking Prospecting License in Ghana after Favorable Findings Reported in Final Reconnaissance Report

License will Allow Drilling in Haber's Large-Scale Ghanaian Concession in the Western and Brong Ahafo Regions of Ghana

ARLINGTON, Mass.--(BUSINESS WIRE)--Aug. 24, 2006--Haber, Inc, (OTC: HABE -
News), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of precious metal bearing ores, announced today that Haber Mining Ghana Ltd. ("Haber") a wholly owned subsidiary of Haber, Inc. will be seeking a conversion of its large-scale concession (230 square mile) reconnaissance license into a prospecting license after receiving a favorable report on the reconnaissance of its concession in the Sefwi Wiawso and Asunafo South Districts of the Western and Brong Ahafo Regions of Ghana.

Haber's geological consultants, Geoscience Services Limited of Ghana, have submitted their "Good Ground" concession reconnaissance report to Ghanaian authorities, titled, "Terminal Report on Asafo and Akrodie Reconnaissance License at Sefwi Wiawso and Asunafo South Districts." On the basis of the data and recommendation made by the lead geologist, Joseph Boateng, Haber will be seeking a conversion of its reconnaissance license into a prospecting license, which allows the concession holder to do drilling and trenching on the property.

Boateng's recommendations and conclusions based on the reconnaissance program's results on the effective 598 square kilometer property, stated in part, "Some of the assay results obtained from the stream sediments and the pan concentrates samples are so encouraging that they warrant the application for the conversion of the present license to a prospecting license which will enable Haber Mining Ghana Ltd. to undertake serious detail exploration works to assess the gold mineralization potentials of the concession area. Another factor for the application for the prospecting license is the series of interpretated structures, which could have existed before the gold mineralizations and remobilization, which the Sefwi belt is noted for. There are serious exploration works (including drilling programs) being executed by other companies bordering the Haber Mining concession area. The Pan Concentrate and Stream Sediments sampling programmes have delineated two broad north-east trending anomalous areas, which at present appear to be of medium to higher order. Therefore it shall be necessary to conduct detailed exploration works to identify and delineate all the gold mineralization zones on the concession area. The gold mineralization appears to be associated with quartz veins systems hosted primarily in the Birimian metasediments and metavolcanics with strong structural controlled and sheared hosted low grade laterally extensive disseminated and quartz stockworks, which might relate to the North East-North North East trending shear/fault system (Bibiani mine type). That means the quartz vein systems need to be mapped out in details, if one is to be guided by the structural and geological complexity with which other mining companies went through before they were able to delineate areas for their current exploration programs, detailed drilling and mining programs."

Albert Conti, president of Haber Inc. stated, "The issuance of a prospecting license for our "Good Ground" large-scale concession would allow the company to commence a drilling and trenching program to determine what, if any, gold reserves are definitively contained on the property. We are extremely pleased at the results derived from the reconnaissance testing program, and when that data is coupled with the significant gold reserve discoveries (over 18 million ounces) and new major mining operations begun in the surrounding areas, the company is extremely optimistic about the potential value of this property. However, it must be stated that there is no assurance that any gold reserves will ultimately be discovered. The company will continue to seek out and acquire concessions when it believes they represent a special value opportunity."

More information about Haber's Good Ground concession may be found on Haber's website at http://www.habercorp.com

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Albert B. Conti
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Haber, Inc.
Albert B. Conti, 781-643-2727

------------------------------------------
Source: Haber, Inc.

August 2, 2006

Haber, Inc. to Begin Commercial Recovery of Precious Metals from Electronic Scrap and Gold Ores Using Environmentally Friendly Processing

Leases Industrial Facility in Wakefield, Mass.

ARLINGTON, Mass.--(BUSINESS WIRE)--Aug. 2, 2006--Haber, Inc, (OTC: HABE - News), a Massachusetts based company with proprietary technology for the environmentally friendly processing of electronic scrap (e-scrap) and precious metal bearing ores, announced today that it has signed a lease agreement for a 3,000 square foot industrial building located in Wakefield, Mass., to begin pilot/commercial operations using its precious metals recovery technologies.

Haber plans to install one precious metals recovery line that will be capable of processing both electronic scrap and gold ore. This small-scale facility will allow the Company to begin production operations on various precious metal bearing materials.

"This is the first of a new and revolutionary type of recycling business model," said Albert B. Conti, president and chief operating officer of Haber Inc. "Learning to optimize our unique operations in this small-scale facility is more focused and cost effective than beginning immediately with a large-scale plant."

There are numerous types of electronic scrap materials that need to be qualified for use with the Haber process and this facility will begin generating the data necessary for a planned scale-up to a larger facility in the United States. The proprietary hydrometallurgical extraction and recovery technology developed by Haber for e-scrap and gold ores requires that the established operating parameters for each type of material be confirmed under production conditions.

"This site will be used to evaluate our process flow configurations and confirm equipment specifications while, at the same time, recovering precious metals, producing various metal compounds and selling them through established sales channels," continued Conti. "Haber has made major advancements in its electronic scrap recovery process and is anxious to demonstrate the unique performance and the overwhelming economic advantages this technology offers when compared to competing recycling processes. Importantly, this facility also affords the Company additional time to weigh and evaluate a number of diverse business opportunities before committing to a larger permanent site location. We anticipate that revenues from batch lots will begin within the next 90 days."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

------------------------------------------
Source: Haber, Inc.

May 24, 2006

Haber, Inc. Reports Results of Shareholder Meeting

ARLINGTON, Mass.--(BUSINESS WIRE)--May 23, 2006--Haber, Inc, (OTC: HABE - News), a Massachusetts-based company with proprietary and environmentally friendly technologies for the extraction and recovery of gold and other precious metals from ores and electronic waste, today announced the results of its April shareholder meeting.

The company reported that on the first of two agenda items, 94.1 percent of those voting in person or by proxy voted in favor of awarding Norman Haber, the company founder, CEO and chairman, incentive warrants to purchase 10 million shares, exercisable at $0.10 per share, expiring on June 20, 2010.

Also, incentive warrants to purchase 5 million shares of Common Stock will be granted to Norman Haber and are exercisable only if the closing price of Common Stock price equals or exceeds $0.50 a share for a period of 30 consecutive trading days. Norman Haber will receive warrants to purchase an additional 5 million shares of Common Stock that are exercisable for every additional $0.50 cent increase in the closing price of Common Stock price maintained for 30 consecutive trading days, up to an aggregate maximum of incentive warrants to purchase 20 million shares of Common Stock. All warrants will consist of restricted shares of Common Stock, shall have an exercise price of $0.10 per share, and shall have a term of five-years.

On the second item of business, 91.3 percent of those present in person or by proxy agreed to increase the number of authorized shares of company common stock from 200 million shares to 230 million shares.

Additionally, the company reviewed its most recent press releases with those in attendance. The releases can be viewed at the company Web site, www.habercorp.com.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

------------------------------------------
Source: Haber, Inc.

April 18, 2006

Haber Executives Meet with Officials in Suriname to Demonstrate Haber Gold Process and Discuss Potential "Stamp" Program Implementation

Company Retains Prominent Suriname Governmental and Economic Leader as its Representative in Country

ARLINGTON, Mass.--(BUSINESS WIRE)--April 18, 2006--Haber, Inc, (OTC: HABE -
News), a Massachusetts-based company with proprietary and environmentally friendly technologies for the extraction and recovery of gold and other precious metals from ores and electronic waste, announced today that its president and COO, Albert B. Conti, and Dr. Henry Rosenberg, vice president of research and development, recently concluded a week-long series of meeting with officials in the country of Suriname to describe the company's Haber Gold Process and possible implementation of the company's STAMP program for mercury abatement in small-scale mining.

The trip to Suriname, a country with extensive small-scale mining operations and tens-of -thousands of artisinal miners, took place from April 2 - April 9. Haber executives met with members of government's Ministries and its National Assembly, non-governmental organizations (NGOs) working in the country, major mining concession holders, and representatives of the country's major banks, university and trade unions, as well as members of the local and international media. Field visits were also made to major mining sites, including Naana Resources, Sara Creek Resources and the Rosebel Gold Mines operations in the Brokopondo district.

"Small-scale gold mining activities have been extensively carried out in Suriname and the Guianas for more than 100 years," said Conti. "Indeed, the situation in the Guianas is very similar to what we have witnessed in Ghana, where mercury pollution from small-scale gold mining activities has been pervasive."

"Our meetings in Suriname were exciting and very well received," continued Conti. "We believe that the use of our proprietary Haber Gold Process and the development of a STAMP program tailored for conditions in Suriname would have an enormous environmental and economic benefit to that country's artisinal miners. We also believe that, based on what we've seen in Suriname, our technologies could eventually give these miners the ability to scale-up their operations to levels previously only achievable through the use of highly toxic and capital intensive cyanide processes."

Haber's small-scale mining initiative, known by its acronym "STAMP" (Strategic Abatement of Mercury and Poverty), seeks to eliminate the widespread and destructive use of mercury in the small-scale mining industry and replace it with Haber's environmentally friendly gold extraction and gold recovery processes. Not only will this mercury abatement eliminate serious risks to human health and the environment, but it is expected that the efficiencies inherent in the Haber processes and improved automation will allow the small-scale miners to earn significantly more than their current average earnings.

Haber's trip to Suriname and the meetings that took place were organized by company's new representative in country, Winston W. Wirht, Executive Director of Wirth Consultancy Services. Mr. Wirht, an economist, was a former member of the National Assembly of Suriname and held senior positions in numerous government commissions. He was also co-founder of the Suriname Labor Party. Mr. Wirht is an expert on conservation and environmental issues as well as sustainable mining and natural resources development.

"We are very pleased to have an individual of Mr. Wirht's caliber representing our interests in this important potential market area for Haber," said Conti. "The quality of the meetings we attended while in Suriname speaks volumes to the regard with which he is held in the country."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

------------------------------------------
Source: Haber, Inc.

April 17, 2006

Haber, Inc. Signs Letter of Intent to Establish E-waste Plant in North Carolina's Global Transpark

ARLINGTON, Mass.--(BUSINESS WIRE)--April 18, 2006--Haber, Inc, (OTC: HABE -
News), a Massachusetts-based company with proprietary and environmentally friendly technologies for the extraction and recovery of gold and other precious metals from ores and electronic waste, announced today that it has signed a letter of intent with the State of North Carolina's Global Transpark Authority
(GTP) for an 18,500 square foot industrial building located at the Global Transpark in Kinston, North Carolina. This letter of intent will initiate in-depth meetings with the governmental authorities, which upon successful conclusion, will lead to a long-term lease for the space. The facility will be used for an environmentally friendly E-waste facility for recycling all economically recoverable metals.

Should Haber lease the new facility, the company plans to install at least two metals recovery lines, one or more for electronic waste and one for gold ore. The lines will be used for commercial production and bulk pilot operations. Haber's environmentally friendly technologies will be used to extract and recover precious metals from multiple tons of gold concentrate and E-waste per day.

The site will serve both as a production and pilot facility and as a training facility for Haber employees, providing employees who will be operating other plants located around the world with first-hand experience on all processing technologies.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

------------------------------------------
Source: Haber, Inc

PRESS RELEASE - February 15, 2006

Haber, Inc. Announces Rescheduled Special Meeting of Stockholders

ARLINGTON, Mass.--(BUSINESS WIRE)--Feb. 15, 2006--Haber, Inc, (OTC: HABE -
News), a Massachusetts-based company with proprietary and environmentally friendly technologies for the extraction and recovery of gold and other precious metals from ores and electronic waste, announced today that a special meeting of its stockholders will be held on Tuesday, April 18, 2006, at 2 p.m. EST at the Westin Hotel at 70 Third Avenue (Rt. 128, Exit 27a), in Waltham, Mass.

Shareholders of record as of the close of business on March 6, 2006, of the company's Common Stock, $.01 par value, and $2 Convertible Voting Preferred Stock, shall be entitled to vote in person or by proxy at the meeting. Proxies, along with a detailed agenda, will be mailed to shareholders of record prior to the special meeting.

This meeting will provide an opportunity for the board of directors and the leadership team to update stockholders on the company's progress in commercializing the Haber Gold Process (HGP) and other company technologies, as well as ongoing business activities, ventures and opportunities, including those with Gold City, Inc. and in the Republic of Ghana. The company will also present its most recent financial statements and accompanying information at this meeting.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

-------------------------------------------------------------------------------
Source: Haber

Haber, Inc. Sets Date of Special Meeting of Stockholders   - December 15, 2005

ARLINGTON, Mass., Dec 15, 2005 (BUSINESS WIRE) -- Haber, Inc, (HABE), a Massachusetts-based company with proprietary and environmentally friendly technologies for the extraction and recovery of gold and other precious metals from ores and electronic waste, announced today that it is planning its annual stockholder meeting to be held in the Boston area on February 21, 2006.

Specifics of the annual meeting, as to time, place and meeting agenda will be announced in accordance with company by-laws and statutory requirements.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Haber, Inc. Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - December 12, 2005

Haber Executives Meet with World Bank Officials on "STAMP" Program Implementation in Ghana

ARLINGTON, Mass.--(BUSINESS WIRE)--Dec. 12, 2005--Haber, Inc, (OTC: HABE -
News), a Massachusetts-based company with proprietary and environmentally friendly technologies for the extraction and recovery of gold and other precious metals from ores and electronic waste, announced today that its president and COO, Albert B. Conti, and Dr. Edward S. Ayensu, non-executive chairman of Haber Mining Ghana, Ltd., Haber's Ghanaian subsidiary, had a series of meetings with officials of the World Bank at its headquarters in Washington D.C. on Nov. 21-22.

Dr. Ayensu, formerly the chairperson of the World Bank's Inspection Panel and one of Ghana's most distinguished scientists, had arranged the meeting to review potential funding avenues for Haber's proposed initiative in Ghana, known by its acronym "STAMP" (Strategic Abatement of Mercury and Poverty).

The STAMP program seeks to eliminate the destructive use of mercury in the widespread small-scale mining industry in Ghana and replace it with Haber's environmentally friendly gold extraction and gold recovery processes. Not only will this mercury abatement eliminate serious risks to human health and the environment, but it is expected that the efficiencies inherent in the Haber processes and improved automation will allow the small-scale miners to earn significantly more than their current average earnings of one U.S. dollar per day.

Under STAMP, it is estimated that more than 80 mine sites would eventually be operating, and employing more than 5,000 Ghanaians through the basic program, each targeted to produce concentrate containing approximately 15-20 ounces of gold per day with potentially thousands more individuals bringing their own gold concentrate to Haber for processing. The program also contains provisions for establishing humanitarian funds in each of the country's regions and for establishing an artisanal gold jewelry manufacturing capability in Ghana.

Haber is seeking $3 million in governmental, non-governmental and private funding to begin the pilot/demonstration effort in Ghana, and an additional $10 million for later expansion throughout the country.

"Dr. Ayensu and I were very encouraged by our productive and open discussions at the World Bank," said Conti. "There is no question that the elimination of mercury usage in small-scale mining worldwide is seen as a positive and achievable objective. Dr. Ayensu will be following up during the next few weeks with the authorities in Accra and with World Bank representatives."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Peter R. D'Angelo
Haber, Inc.
781-643-2727

-------------------------------------------------------------------------------
Source: Haber

PRESS RELEASE - December 8, 2005

Haber Announces the Appointment of John P. McDonald as Minerals Division VP of Procurement and Sales

ARLINGTON, Mass.--(BUSINESS WIRE)--Dec. 8, 2005--Haber, Inc, (OTC: HABE - News), a Massachusetts-based company with proprietary and environmentally friendly technologies for the extraction and recovery of gold and other precious metals from ores and electronic waste, announced today that it has appointed John P. McDonald as vice president of procurement and sales in its Minerals Division.

McDonald, has more than 20 years' experience in founding, developing and operating a wide range of businesses in the fields of real estate, commodity trading and processing, road construction and petroleum distribution, both domestically and internationally. McDonald will report directly to Haber's President and Chief Operating Officer, Albert B. Conti, and will focus his activities on locating the Division's planned electronic waste processing facilities, the sourcing and supply chain management of electronic waste to feed those facilities and sales of the precious metals and related products being produced.

McDonald is a resident of Massachusetts and holds a Bachelor of Science degree in Accounting from Bentley College.

"We are very pleased to have John McDonald join the Haber management team," Conti stated. "John is experienced in dealing with financial institutions locally and globally and has worked in the commodities markets and with governmental agencies at all levels. He has significant international experience in Australia, New Zealand, South America, South Africa and Europe. John has already made important progress in locating reliable sources of supply for e-waste and in identifying suitable locations for our planned facilities."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

-------------------------------------------------------------------------------
Source: Haber, Inc.

PRESS RELEASE - December 8, 2005

Haber Reviewing Legal Options on Lease for Okeechobee, Florida Electronic Waste Facility

ARLINGTON, Mass.--(BUSINESS WIRE)--Dec. 8, 2005--Haber, Inc., (OTC: HABE - News) a Massachusetts-based company with proprietary and environmentally-friendly technologies for the extraction and recovery of gold and other precious metals form ores and electronic waste, announced today that the company had been unable to close on the purchase of the property in Okeechobee, Florida, that it had earmarked for electronic waste processing.

"While we are disappointed at the turn these events have taken, we will continue our small-scale pilot-lot testing and recovery of gold from electronic waste at our labs at Fort Pierce, Florida, and intensify our ongoing search for a large-scale facility in New England," said Albert B. Conti, Haber's President and COO. "Our attorneys are currently evaluating the matter and will shortly make recommendations to us as to our legal options. After reviewing those options, we will take appropriate action as warranted."

The Company's management believes that the simplicity and high efficiencies of Haber's extraction and recovery processes, coupled with low capital cost requirements, offers the Company significant opportunities for expanding its operations to other locations.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

--------------------------------------------------------------------------------
Source: Haber, Inc.

PRESS RELEASE - October 18, 2005

Haber Inc. Acquires 365 Square Mile Mining Concession in Ghana

Will Use its Environmentally Safe Extraction Process to Recover "Green Gold"

ARLINGTON, Mass.--(BUSINESS WIRE)--Oct. 18, 2005--Haber, Inc, (OTC: HABE -
News), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that its wholly owned Ghanaian subsidiary, Haber Mining Ghana Ltd., has acquired a concession with reconnaissance licensing rights covering an area of up to 365 square miles (589 square kilometers) from Good Ground, Ltd. of Ghana, West Africa. The acquisition is subject to appropriate government approval.

The concession is located in an active exploration area, surrounded on all sides by concessions operated by major gold mining companies, including Newmont Mining Corporation and, Anglogold Ashanti Ltd., the two largest gold companies in the world, Gold Fields Ltd., the world's fourth largest, along with Red Back Mining Co. and Birim Goldfields Inc. Haber will be actively engaged in the exploration and development of this property and other Ghanaian properties in cooperation with its joint venture partner, Gold City Mining Ghana, Ltd., and other mining companies.

Albert B. Conti, Haber's president and COO, said, "I am especially gratified that we have successfully acquired the rights to this world-class mining concession. The purchase allows Haber to embark on its own large-scale mining project, and to incorporate the Haber Gold Process (HGP) in its future processing of gold ores from this site. HGP is an environmentally safe process that does not use cyanide or mercury, both of which are presently used extensively in large- and small-scale mining in Ghana."

Conti continued, "Although there is no guarantee that our new concession will ultimately prove economically viable, we are encouraged by the strong activity and successes of the major mining companies who have already discovered millions of ounces of gold exploring this general area. This commitment in Ghana broadens our corporate growth strategy and revenue prospects by adding another dimension to our commercial objectives. Haber's long-range strategy for maximizing the potential of our technologies was originally focused on licensing and joint ventures with companies holding gold properties. Our goals have now been expanded to include Haber's acquisition of high-prospect gold bearing properties for its own inventory."

"This strategy will significantly increase our partnering options and business opportunities and, we believe, lead to higher profits from gold revenues derived from properties contained in our asset portfolio, all of which we expect will enhance shareholder value. Exploration and mining of these sites shall be accomplished through partnering with, or otherwise using the services of, full-service mining companies," said Conti.

Green Gold

Major initiatives to promote the production and the use in manufacturing of "green gold" are growing worldwide. Green gold is that which is extracted and recovered without the use of chemicals harmful to human health or the environment.

In this regard, Dr. Edward S. Ayensu, non-executive chairman of Haber Mining Ghana, Ltd., stated, "I believe that Haber's advantage over other mining companies is our superior proprietary and non-polluting processing technology. The industry's challenge in the future is to take gold ore and extract and recover gold efficiently, economically and in an environmentally safe manner. We believe we have the technology to differentiate Haber economically and in a socially responsible manner from our competition over the long run."

Dr. Ayensu continued, "The company is committed to producing only green gold, and Haber believes that the public in the future will increasingly demand green gold products because of the growing worldwide awareness of the ecological damage and human toll associated with gold extracted using cyanide and mercury."

Haber intends to investigate unilaterally, or with joint venture partners, other lode and placer gold opportunities, which it believes will meet its long-term production objectives. Haber's concession is located in the Sunyani, Asutifi, Tano and Asumafo Districts of the Brong Ahofo Region and the Sefwi Wiawso and Juabeso-Bia Districts of the Western Region The northern boundaries of the concession are approximately 12 km south of Sunyani, the Brong Ahafo regional capital, and approximately 95 km northwest of Kumasi, the Ashanti regional capital in the Western Region and Ghana's second largest city. The southern boundary is approximately 170 km northeast of the port city of Takoradi in the Western Region. The eastern limit of the concession is approximately 300 km from Accra, Ghana's capital. Site information may be found on www.habercorp.com

Haber's extraction and recovery processes were previously tested and qualified at Kwame Nkrumah University of Science and Technology in Kumasi, Ghana in February, 2005. Gold was extracted and recovered from Ghanaian alluvial ore over a three-hour period with a 99 percent extraction and recovery efficiency, and the processes were proven to be environmentally safe.

Haber has also been actively working in Ghana toward the implementation of a program known as the Strategic Abatement of Mercury and Poverty (STAMP), and is confident that a portion of the Good Ground property containing alluvial deposits can be utilized for the STAMP program as well.

STAMP is designed to eliminate the use of mercury for gold extraction by small-scale miners who eke out meager livings by extracting gold using mercury amalgamation techniques that expose them, their families and the environment to the ravages of long-term mercury poisoning. Recognizing this growing menace to the people of Ghana, the government has requested that Haber implement the STAMP program as quickly as possible. Haber will begin STAMP operations in Ghana once necessary funding initiatives have been successfully concluded.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

-------------------------------------------------------------------------------
Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - SEPTEMBER 12, 2005

Haber Inc. and Gold City, Inc. Enter $10 Million Joint Funding Venture; Agreement Will Expedite Expansion of Operations, Acquisitions

ARLINGTON, Mass., Sep 12, 2005 (BUSINESS WIRE) -- Haber, Inc ("Haber"), (HABE), a Delaware corporation headquartered in Arlington, Mass., with proprietary technologies for the environmentally friendly processing of gold bearing ores and other precious metals recovery from E-waste (electronic waste generated from discarded computers, cell phones, TVs, printers etc), announced today that it has signed an agreement to enter into a joint venture with its licensee, Gold City Inc. ("Gold City"), a privately held Nevada mining and exploration corporation that owns and controls gold mining sites in Nevada, Arizona and Ghana.

Under the terms of the joint venture, Gold City will provide up to $10 million to Haber Inc. ("Haber") in exchange for up to a total of 5 million shares of Haber restricted stock and for up to a total of 50 percent of all profits generated by Haber's recently acquired Okeechobee, Fla., gold ore and E-waste facility, along with other designated precious metals related projects, including certain aspects of previously announced and future operations that are to be financed with the funds. In the event that Gold City does not provide Haber with the entire $10 million, it will receive a lower number of shares of Haber common stock and reduced profit participation.

Haber has already received $300,000 from Gold City as an initial installment. Gold City anticipates that it will raise the balance of the funds through a private placement of its own shares and/or through other capital markets.

As part of the terms of the agreement the board of directors of Gold City has announced the appointment of Albert B. Conti, Haber's president and COO, to the Gold City board of directors. Daniel Dajie, Haber's vice president of commercial development also serves as one of the five Gold City directors.

Conti stated "This joint venture agreement will provide the financial resources necessary to fund our commercial activities on an accelerated basis, which include Haber's expanded Florida operations and other joint venture projects in the United States and Ghana. Also, this synergistic arrangement provides Gold City with the opportunity to share revenues in E-waste and other specific Haber minerals-related opportunities, while at the same time allowing Haber to share in Gold City revenues." Haber currently owns 2 million shares of Gold City stock from its licensing agreement, which represents approximately 20 percent of Gold City's currently outstanding common stock.

In addition, under its existing licensing agreement with Gold City, Haber receives royalties on all mining projects outside this joint venture.

Norman Haber, CEO and chairman of the board, Albert B. Conti, Haber's president and COO and Peter D'Angelo, Haber's CFO, executive vice president and secretary, have acquired interests in Gold City, Inc.

"We are pleased to enter into this joint venture agreement," said Patrick Anfinson, president of Gold City, Inc. "It strengthens the already close ties between our two companies and will provide shareholders with revenues from E-waste processing and ore production expected in the short term from Haber's Florida plant, and other joint projects which will help fund our ongoing and future mining and exploration activities. Gold City's objectives have always been to provide maximum shareholder value, while at the same time helping to preserve the environment. We believe that these goals are not mutually exclusive and can be best achieved by our use of the environmentally friendly Haber processes with their superior extraction and recovery characteristics."

About Gold City, Inc.

Gold City, a privately held Nevada corporation, is engaged in mining and exploration and owns and controls gold mining sites in Nevada, Arizona and Ghana, West Africa. The company is Haber Inc.'s licensee for application of the mercury and cyanide-free Haber Gold Process (HGP) and the Haber Recovery Process
(HRP). Through its subsidiary, Gold City Ghana, Ltd., Gold City is currently assisting Haber's subsidiary, Haber Mining Ghana Ltd., in the implementation of the Strategic Abatement of Mercury and Poverty Program ("STAMP") and in other mining projects.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP) and Haber Recovery Process (HRP), chemical systems discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction and recovery of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at http://www.habercorp.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of Haber Inc. or Gold City, Inc. are qualified. Haber Inc. or Gold City, Inc. disclaim any obligations to update any forward-looking statements to reflect events or circumstances after the date hereof.

Haber, Inc. Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - August 22, 2005

Haber, Inc. Transitions R&D Operations to Commercial Recovery of Gold and Precious Metals from e-Waste and Gold Ores, Acquires Industrial Facility in Okeechobee, Florida

BAYONNE, N. J.--(BUSINESS WIRE)--Aug. 22, 2005--Haber, Inc, (OTC: HABE - News), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that it has signed a purchase agreement for an 18,000 square foot industrial building in Okeechobee, Fla., to begin revenue-producing commercial operations using its precious metals recovery technologies.

"The acquisition of this facility represents a major milestone for the company. It is proof of our commitment to generate revenues and demonstrates management's confidence in the company's technology and its future," said Albert B. Conti, president and chief operating officer of Haber, Inc.

"The operation of this facility will transition Haber's Minerals Division out of the development phase of its hydrometallurgical technology and into full commercial operations," Conti continued. "We are anxious to demonstrate that our technology is a major economic and environmental advancement over conventional, non-environmentally sensitive technologies. We are pleased to be able to reward our shareholders for their support and patience by developing this platform for sustainable revenues and long-term growth."

In the new facility, Haber plans to install two precious metals recovery lines, one for electronic waste and the other for gold ore. The lines will be used for commercial production and bulk pilot operations. Haber's environmentally friendly technologies will be used to extract and recover precious metals from multiple tons of gold concentrate and e-waste per day. The Company anticipates that initial revenue generation from batch lots will start later this year.

The site will serve both as a production and pilot facility and as a training facility for Haber employees, providing employees who will be operating other plants located around the world with first-hand experience on all processing technologies. The building contains complete housing facilities to accommodate up to eight individuals. Haber is currently carrying out due diligence on the property and is applying to the appropriate regulatory agencies for the approvals needed to allow chemical operations at the Okeechobee facility. Additionally, the company is in negotiations to acquire additional county land contiguous to the property.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

------------------------------------------------------------------------------
Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

------------------------------------------------------------------------------
Source: Haber, Inc.

PRESS RELEASE - July 13, 2005

Edward S. Ayensu, Ph.D., Accepts Post as Chairman of Haber Mining Ghana, Limited

Former World Bank Official and Renowned Ghanaian Scientist to Direct Haber's Mercury Abatement and Mining Operations in Ghana

ACCRA, Ghana & BAYONNE, N. J.--(BUSINESS WIRE)--July 13, 2005--Haber, Inc, (OTC:
HABE - News), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that Dr. Edward S. Ayensu, formerly the Chairperson of the World Bank's Inspection Panel and one of Ghana's most acclaimed scientists and world figures, has accepted the post of non-executive chairman of Haber Mining Ghana, Ltd. (HMGL), a Ghanaian corporation and subsidiary of Haber, Inc.

Ayensu will provide guidance and counsel to HMGL as it and its licensee in Ghana, Gold City Mining (Ghana), Ltd., work with the Ghanaian government, international organizations and local authorities to implement a program to eliminate the destructive use of mercury in the artisinal gold mining industry throughout Ghana.

The Haber Mining program designed to address this problem, known by its acronym, STAMP (Strategic Abatement of Mercury and Poverty), was initially announced by the company in May, 2004, and has as its primary objectives the elimination of mercury in artisinal gold mining through its environmentally friendly Haber Gold Process for extraction and its Gold Recovery Process. The Haber processes will also facilitate significant improvement in the health, income and standard of living of the miners and their families and the expansion of a value-added component of the Ghanaian economy through increased gold jewelry manufacture for the world market.

"The use of mercury by artisinal gold miners has for centuries been a plague on our country and throughout the developing world," said Edward Ayensu. "The Haber processes have the potential to eliminate this scourge and lift the lives of hundreds of thousands of people who support their families through small-scale mining. I am pleased to aid in this effort."

Albert B. Conti, president and chief operating officer of Haber, Inc., and its principal executive involved in the STAMP program, said, "Haber Inc. is very gratified that an individual of Dr. Ayensu's stature in the world community has agreed to join with us in working to eradicate the devastating effects of mercury usage in his own country and beyond. His wide-ranging experience, counsel, business acumen and knowledge of local conditions will be invaluable in making the STAMP program a success and a model for all of Africa and the developing world. We could not be more honored and pleased."

Throughout his distinguished career, Edward Ayensu has built a reputation of international renown. He is Chairman of the Council for Scientific and Industrial Research (CSIR), President of the Pan-African Union for Science and Technology, Chairman of Edward S. Ayensu Associates, Ltd., founding Chairman of the African Biosciences Network. He was the former Secretary-General of the International Union of Biological Sciences, Chairman of the Ghana National Biodiversity Committee, Member of the International Advisory Board on Global Scientific Communications, UNESCO, and a member of the Board of Directors and International Vice Chairman of the International Institute for Sustainable Development.

Ayensu is a Fellow of a number of academies of the arts and sciences. He has served as senior advisor to the President of the African Development Bank and as the Bank's Director for Central Projects. He was formerly Director and Senior Scientist at the Smithsonian Institution, Washington, D.C., Visiting Fellow of Wolfson College, Oxford University and a Distinguished Professor of the University of Ghana. Ayensu was twice the recipient of the Ghana National Science Award and received the Outstanding Statesman Award during Ghana's Millennium celebrations. He was recently awarded the 2004 World Medal for the Biological Sciences from the Third World Academy of Sciences.

Ayensu holds a doctoral degree in the biological sciences from the University of London and is the author of numerous books and articles on science, technology and the social and economic development of developing countries. His insights into various aspects of the extractive industries led to his publication of the book "Ashanti Gold" (1997), as well as his many reports for the Inspection Panel of the World Bank.

During the past year, Conti and his team have obtained a site for initial field trials and have worked out the logistics needed to support implementation of the STAMP program. Haber recently received a highly favorable report on tests of the efficiency and environmentally friendly nature of the Haber Gold Processes from the Kwame Nkrumah University of Science and Technology, Kumasi, Ghana and has been strongly urged by Ghana's scientific and government authorities to implement the program as rapidly as practical on a large scale. Arrangements are being made with the Ministry of Land, Forestry and Mines to raise funds to begin field trials to enable small-scale gold miners in Ghana to use Haber's environmentally safe chemicals and technologies to recover gold and ultimately expand the technology in the West African sub-region.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

----------------------------------------------------------------------------
Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

------------------------------------------------------------------------------
Source: Haber, Inc.

PRESS RELEASE - June 22, 2005

Haber Strongly Urged by Ghana Science and Government Authorities to Rapidly Introduce Gold Extraction and Recovery Processes

BAYONNE, N.J., Jun 22, 2005 (BUSINESS WIRE) -- Note to Editors: Included with the release is a brief sidebar describing the environmental and health dangers caused through the use of highly toxic mercury by artisinal gold miners in Africa and throughout the developing world..

Kwame Nkrumah University of Science and Technology Evaluation Report confirms 99 Percent Efficiency of Haber Processes on Native Alluvial Gold Concentrates

Haber, Inc. (OTC: HABE - News), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that, based on a highly favorable report regarding its extraction and recovery processes from the Kwame Nkrumah University of Science and Technology (KNUST) of Kumasi, Ghana, the Ghanaian Council for Scientific and Industrial Research and the Ministry of Lands, Forests and Mines strongly urged the company to introduce its gold extraction and recovery technology into Ghana's artisinal mining sector on a large scale as soon as practical.

KNUST had been asked to verify through a demonstration on Feb. 7 and exhaustive analysis thereafter, the practicality of using the extractive Haber Gold Process
(HGP) on the alluvial gold-bearing ores widespread throughout Ghana, the efficiency of the Haber Recovery Process (HRP) in recovering the gold present and; Haber's claims that both processes were environmentally friendly. The Haber processes do not use mercury, cyanide or any other component that is dangerous to human health or to the environment.

The report, prepared under the direction of Professor F.W.Y Momade of the Materials Engineering Department of KNUST's College of Engineering, and forwarded to Haber on June 13th by Ghana's Council for Scientific and Industrial Research, concluded that the test results showed that: 1. HGP can extract gold without use of mercury or cyanide; 2. HRP can recover the gold present; 3. that extraction is relatively fast with roughly 99 percent of the gold present being extracted within three hours and; 4. that both processes are, in fact, environmentally friendly. The test ore was an alluvial gold concentrate obtained from small-scale gold miners from the Wassa Akropong region of Ghana

Albert B. Conti, president and COO of Haber, and its principal executive involved in the implementation of Haber's initiative in Ghana, known as STAMP (Strategic Abatement of Mercury and Poverty) developed jointly with Haber 's licensee Gold City Inc. (a private Nevada Corporation), said, " We are very pleased by the KNUST report findings and by the strong support of the Ghanaian scientific community and government officials. We believe that the Haber Gold Processes can effectively assist the artisinal mining community in Ghana in improving their health, their standard of living and their environment. We are confident that the field testing and eventual full implementation of these processes will make the Ghanaian artisinal mining sector a model for all of Africa and elsewhere around the globe."

The STAMP program objectives, as announced at its inception by Haber in May 2004, focus on the elimination of mercury use in artisinal mining, significant increases in the health, incomes and standard of living of the artisinal miners and their families and offers the expansion of a value-added component of the Ghanian economy through gold jewelry manufacturing for the world market.

During the past year, Conti and his team have focused on successfully obtaining a site for the initial field trials and working out logistics involved in the start-up. They are now engaged, along with the Ghanaian authorities, in raising the funds necessary to begin field trials and move ahead to regional expansion throughout Ghana.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

The Dangers of Mercury's Use In Small-Scale "Artisinal" Mining

Highly toxic mercury is the chemical of choice for use as an amalgamating agent in gold production by artisinal miners in at least 55 developing countries.

Based on the estimated 800 tons of gold produced annually by small-scale miners worldwide, many of whom produce as little as one gram of gold per day, it is believed that there are roughly 30 million people, one third of them women and children, actively engaged in these small-scale mining efforts. Based on the sizes of the communities in which they live and work, perhaps as many as 100 million people in total are at severe risk to their health due to the mercury vapors created when mercury-gold amalgams are heated or burned to further concentrate the mined gold and/or recover excess mercury in the process. Many others are placed at risk as mercury is introduced by this process into rivers, streams and groundwater and is taken up and retained by fish.

Mercury, a heavy metal, is highly toxic. Exposure by handling or ingestion causes severe neurological damage, renal system failure and a general weakening of the immune system in humans. Because most artisinal mining takes place in alluvial terrain adjacent to rivers, streams or lakes and involves hydraulic sluicing, excess mercury is being washed into these water sources and the soil in large volumes.

The cost of mercury has risen in lockstep with the recent rises in the price of gold on world markets. The higher gold prices in turn have attracted more subsistence workers into the artisinal gold fields, further increasing demand for mercury. The use of mercury in gold mining in the United States is now both rare and severely limited by permitting procedures. The U.S., Canada, European countries and others in the developed world export roughly 1,600 tons of mercury annually to developing countries. Since mercury's use in mining is illegal in many of these countries, much of the mercury being imported is falsely described as being for "dental" applications. As a consequence, there is a strong global mercury "lobby" working to preserve its industry's franchise and discourage any search for affordable and practical alternatives to mercury usage.

National and international organizations, NGOs, private individuals and companies rightly concerned about the extreme public health and environmental damage caused by mercury, have worked diligently for some years to mitigate the escape of mercury residues into the environment. Their efforts and mitigation, through educational and mechanical means, however, have been hampered by an a priori assumption that there is no alternative process available, and that they must make the best of a bad situation.

The mercury- and cyanide-free Haber processes, coupled with the advent of the STAMP program in Ghana, provide the potential that, for the first time, the root cause of the health and environmental problems can now be addressed by totally eliminating mercury usage from the artisinal gold mining sector.


Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727


Source: Haber, Inc.

PRESS RELEASE - June 22, 2005

Haber Announces Plans for Special Meeting of Shareholders on Executive Compensation and Increased Share Authorization

BAYONNE, N.J.--(BUSINESS WIRE)--June 22, 2005--Haber, Inc. (OTC: HABE - News), a New Jersey-based company with proprietary technology for analytical instrumentation and for the environmentally friendly processing of gold-bearing ores, today announced its plans for a special meeting of shareholders to vote on executive compensation issues and to increase the authorized shares of common stock. The specifics of the special meeting, as to time and place, shall be announced in accordance with the company by-laws and statutory requirements.

The company announced that its board of directors has voted to grant to company founder Norman Haber, subject to the approval of the shareholders, warrants for Haber Inc. common stock, par value $0.01 per share ("Common Stock") as follows:

1. Norman Haber would receive warrants to purchase 10 million shares of Common Stock in recognition for his past accomplishments for the company (and in lieu of any past compensation), exercisable at $0.10 per share expiring on June 20, 2010.

2. Additionally, incentive warrants to purchase 5 million shares of Common Stock will be granted to Norman Haber and are exercisable only if the closing price of Common Stock price equals or exceeds $0.50 a share for a period of 30 consecutive trading days. Norman Haber will receive warrants to purchase an additional 5 million shares of Common Stock that are exercisable for every additional $0.50 cent increase in the closing price of Common Stock price maintained for 30 consecutive trading days, up to an aggregate maximum of incentive warrants to purchase 20 million shares of Common Stock. All warrants will consist of restricted shares of Common Stock, shall have an exercise price of $0.10 per share, and shall have a term of five-years.

It should be noted that most of the warrants are tied to common stock performance and value, and as such serve as an incentive to increase shareholder value.

A second proposal to be presented to the shareholders for a vote at this special meeting relates to the above proposal for warrants to Norman Haber and would increase the number of authorized shares of Common Stock from 200 million to 230 million shares. At the present time there are 143,148,468 shares of Common Stock outstanding and 143,308 shares of preferred stock outstanding.

Norman Haber the founder, CEO and technical innovator for the company has developed all the technologies being marketed today by the company, including the company's Electromolecular Propulsion (EMP) technology, and its Haber Gold Process (HGP) and Haber Recovery Process (HRP). Norman Haber has devoted his life to the company and has worked for more than 16 years without compensation.

It is management's considered belief that most of the shareholders that purchased shares in the company, in anticipation that either or both the EMP process or the Haber Gold Process reach commercialization, sincerely desire to keep Mr. Haber at the helm in order to capitalize on the promise of these technologies. It is management's further belief that Norman Haber's continuing contribution in applying his proprietary knowledge provides the most secure and practical route to successful commercial application of the company's environmentally safe technologies for extraction and recovery of gold from ores and other potential sources.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727



Source: Haber, Inc.

PRESS RELEASE - February 16, 2005

Haber Successfully Demonstrates its Environmentally Friendly Haber Gold Extraction and Recovery Systems in Ghana and Announces Development of An Electronic Waste Metals Recovery System

BAYONNE, N.J.--(BUSINESS WIRE)--Feb. 16, 2005--Haber, Inc. (OTC: HABE - News), a New Jersey-based, high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations, reported today on the following developments within its operating divisions:

MINERALS DIVISION:

Haber, at the invitation of the Council for Scientific and Industrial Research and Kwame Nkrumah University of Science and Technology, conducted a gold extraction and recovery demonstration on Ghanaian alluvial gold ore at the University in Kumasi, Ghana, on Feb. 7, 2005. The demonstration utilized the environmentally friendly Haber Gold Process (HGP) and Haber Recovery Process (HRP and was conducted by academics and students of the university and Haber personnel. The initial test results proved the efficacy of the HGP process for extraction and the Haber Recovery Process (HRP) for recovery. In addition, the environmental friendliness of the chemicals used in the test was clearly demonstrated when Albert Conti, President of Haber Inc., drank all the chemicals that were used in the extraction and the recovery of the gold. Haber Inc. is now awaiting formal certification of the Haber technology.

The problem of mercury pollution has reached epidemic proportions in artisanal mining worldwide and there is international interest in environmentally sound solutions offered to address the problem.

Conti stated, "We were pleased to have had this opportunity to perform the demonstration in Ghana with Ghanaian alluvial ore and prove that the technology works. This demonstration was important in order to qualify HGP and HRP for use in the Strategic Abatement of Mercury and Poverty (STAMP) program, which is designed to eliminate the use of mercury in Ghana."

EMERGING TECHNOLOGY DIVISION:

Haber's Emerging Technology Division announced the development of an electronic waste metals recovery system, developed by Norman Haber, that can extract gold, silver and copper at efficiencies greater than 99 percent in less than three hours, and can produce compounds of greater value than the base metals themselves. The process is environmentally friendly and the necessary equipment requires only modest capital to manufacture. The results of Haber's work processing scrap materials containing precious and industrial metals have exceeded expectations. Haber will be establishing an Industrial Metals Reclamation Division within its Emerging Technologies Division, which will be responsible for all work in this area and will continue to expand the system's capabilities.

Conti said, "I believe we have developed an economical, fast and environmentally safe process to reclaim the industrial metals found throughout the world today in electronic scrap. We are evaluating the numerous options available in this field."

EMP DIVISION:

The company also announced that it has filed a patent for its Capillary Micro-Preparative Device (CMP) based on Haber's EMP Technology.

The CMP unit, designed and developed by Haber CEO Norman Haber, can be used to recover, generally within a few seconds, molecules separated using Haber's EMP 15D/A instrument. This breakthrough instrument is based on the company's proprietary Electromolecular Propulsion (EMP) technology - an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules.

The CMP device allows an operator to easily and conveniently transport separations to other sites or instruments for further analysis and can be adapted to the front-end of a mass spectrometer, the primary instrument used in proteomics research and structural analysis of complex molecules.

Haber, Inc. is the world leader in the emerging field of Electromolecular Propulsion (EMP) technology, which is distinguished from the analytic techniques of electrophoresis and chromatography by its greater scope of applicability and higher speed. It is based on an electrochemical process that affects the differential movement and analytic separation of a wide variety of molecules. EMP offers important operational advantages over existing analytical techniques, including:

About the Company

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

-------------------------------------------------------------------------------
Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

-------------------------------------------------------------------------------
Source: Haber, Inc.

PRESS RELEASE - December 27, 2004

Haber, Inc. Announces Special Meeting Of Stockholders

BAYONNE, N.J.--(BUSINESS WIRE)--Dec. 27, 2004--Haber, Inc. (OTC: HABE - News), announced today that a special meeting of its stockholders will be held on Wednesday, Feb. 16, 2005, at 2 p.m. EST at the Westin Hotel at 70 Third Avenue (Rt. 128, Exit 27a), in Waltham, Mass. The purpose of the meeting is to vote on a proposal to increase the authorized shares of common stock. Shareholders of record as of the close of business on Jan. 4, 2005 of the company's Common Stock, $.01 par value, and $2 Convertible Voting Preferred Stock, shall be entitled to receive notices and to vote in person or by proxy at the meeting.

The board of directors has approved for submission to the shareholders a proposal to increase the number of authorized shares of common stock from 150 million shares to 200 million shares. This would benefit the company by allowing the board of directors to pursue strategic investments and technology partners, facilitate possible future acquisitions and issue additional equity securities to raise capital. Currently, there are approximately 139 million shares of common stock outstanding.

This special meeting of stockholders will also provide an opportunity for the board of directors and the leadership team to update stockholders on the company's progress in commercializing the Haber Gold Process (HGP); including development of a pilot production lab, an assay lab and ongoing business activities, ventures and opportunities, including those with Gold City, Inc. and in the Republic of Ghana. The company will also present its most recent financial statements and results and accompanying information at this meeting.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727


-------------------------------------------------------------------------------
Source: Haber, Inc.

PRESS RELEASE - November 22, 2004

Haber Announces Acquisition of Land in Ghana for Commercial Gold Processing Operations

BAYONNE, N.J.--(BUSINESS WIRE)--Nov. 22, 2004-- Haber, Inc. (OTC: HABE - News), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold-bearing ores known as the Haber Gold Process (HGP), announced today that the company's Ghanaian subsidiary has acquired a 75-year lease on a 25-acre parcel of commercial land in Wasa Akropong, located in the western region of Ghana.

In announcing this transaction, Haber's President and COO, Albert B. Conti said, "Haber's land acquisition demonstrates our commitment to doing business in Ghana and we are pleased that this important transaction has finally been consummated. The site will be the location of our first HGP commercial gold processing center in Ghana and is strategically located to service our licensee, Gold City Inc., and local artisanal miners."

Haber's HGP process can extract gold in an environmentally safe way while offering an effective alternative to the use of highly toxic mercury in small-scale mining operations. Ghana has thousands of artisanal miners who use mercury to extract gold from alluvial and oxide gold deposits. Mercury not only harms the health of the miners but also presents Ghana with long-term environmental consequences.

In an effort to attack these serious health and environmental concerns, Haber and Gold City Inc. have recently proposed an innovative program to curtail the use of mercury and help improve the standard of living for local miners. The Strategic Abatement of Mercury and Poverty (STAMP) program would use the company's environmentally safe gold processing technology in a manner which is designed to curtail mercury usage by artisanal miners while providing significant financial returns to Haber, Gold City, the miners and their families, the local economy and the government of Ghana. Also STAMP's functional design can be replicated in other countries experiencing similar problems. Haber is currently seeking public and private funding to begin the multi-phase program.

Conti also reported that sample Ghanaian alluvial ore concentrates continue to be successfully evaluated at the company's analytical and pilot facilities at Fort Pierce, Florida. Initial testing has demonstrated high extraction efficiencies and speed using the company's HGP process. These ores are of the same general type that Haber will be processing for its licensee, Gold City, in Ghana, and for the proposed STAMP program, should the project be approved and funding obtained. Conti cautioned that there was no guarantee of ultimate funding or implementation of the STAMP program.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

-------------------------------------------------------------------------------
Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

-------------------------------------------------------------------------------
Source: Haber, Inc.

PRESS RELEASE - September 15, 2004

Haber Announces Completion of Its Capillary Micro-Preparative Device Based on EMP Technology

BAYONNE, N.J.--(BUSINESS WIRE)--Sept. 15, 2004--Haber, Inc. (OTC:HABE - News), a New Jersey-based developer of proprietary technologies for analytical instrumentation, reported today the completion of Beta version of a capillary micro-preparative utility device, the CMP, for use in conjunction with its EMP 15D/A analysis instrument.

The CMP unit, designed and developed by Haber CEO Norman Haber, can be used to recover, generally within a few seconds, molecules separated using Haber's EMP 15D/A instrument. This breakthrough instrument, introduced at PITCON 2004, is based on the company's proprietary Electromolecular Propulsion (EMP) technology
- an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules.

The CMP device allows an operator to easily and conveniently transport separations to other sites or instruments for further analysis and can be adapted to the front-end of a mass spectrometer, the primary instrument used in proteomics research and structural analysis of complex molecules. The company intends to seek patent protection for the CMP.

Albert Conti, president of Haber, said, "The introduction of the EMP 15D/A instrument, completed earlier this year, coupled with the development of this Beta CMP unit, greatly complements our analytical instrumentation capabilities. The CMP gives researchers a precise way to quickly, cleanly and simply collect and transport sufficient separated molecules for analysis in diagnostics, proteomics, forensics and other medical and research fields."

Haber, Inc. is the world leader in emerging Electromolecular Propulsion (EMP) technology, which is distinguished from the analytic techniques of electrophoresis and chromatography by its greater scope of applicability and higher speed. It is based on an electrochemical process that affects the differential movement and analytic separation of a wide variety of molecules. EMP offers important operational advantages over existing analytical techniques, including:

Ultra-fast separations - EMP separations are typically completed in one to three minutes, with certain separations completed in seconds. High resolution - By virtue of its speed and minimal separation distances, EMP may set new standards for resolution. Refined EMP separations have extremely sharp zones with minimal aberrations that are suitable for quantitative analysis.
Broad applications - EMP can be used to analyze a wide range of molecular species in a broad variety of solvents and substrates. About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727


Source: Haber, Inc.

PRESS RELEASE - September 14, 2004

Haber Announces Completion of Minerals Processing Laboratory in Florida and Reports on its Discussions in Ghana

BAYONNE, N.J.--(BUSINESS WIRE)--Sept. 14, 2004--Haber, Inc. (OTC: HABE - News), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold-bearing ores, announced today that it has completed a minerals pilot-processing laboratory at its technical facilities in Fort Pierce, Fla.

The laboratory's capabilities include multiple, two-gallon capacity reactors, a 25-gallon pilot extractor and a larger, hydraulically controlled mobile unit. The facility also includes a complete Haber gold recovery system capable of supporting the pilot plant, along with mineral crushing and grinding capabilities, analytical shakers and assorted support, monitoring and control equipment.

Albert Conti, president of Haber, said, "This pilot facility will allow our minerals division to support prospective clients by demonstrating bulk testing with our Haber Gold Process (HGP) on their ores. It gives us the valuable ability to rapidly complete bulk optimization piloting and testing, which are essential capabilities in the minerals processing business."

Conti also reported that Hurricane Francis did not cause any internal damage to Haber facilities or equipment in Fort Pierce, Fla. There was a loss of electrical power, which was restored on Sept. 13.

Conti is returning to Ghana later this month to confer with representatives of Gold City Inc. (the Haber Gold Process (HGP) licensee) and to follow up on various matters initiated with various parties in June 2004. Ghanaian alluvial ore concentrate has been received from Gold City Inc. and will be bulk tested. This ore is of the same type being concentrated by small-scale miners in Ghana.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

Source: Haber, Inc.

PRESS RELEASE - September 14, 2004

Haber Announces Election of Peter D'Angelo to Secretary of Haber Corporation; Indicates Plans for Special Shareholders Meeting During Fourth Quarter of 2004

BAYONNE, N.J.--(BUSINESS WIRE)--Sept. 14, 2004--Haber, Inc. (OTC: HABE - News), a New Jersey-based company with proprietary technology for analytical instrumentation and for the environmentally friendly processing of gold-bearing ores, today announced the election of Peter D'Angelo, Haber executive vice president and CFO, and a director of the company, to the position of secretary of the company.

Mr. D'Angelo, formerly a CFO of Raytheon Corporation, replaces Paul Buiar, a director and secretary of company, who recently died.

Norman Haber, CEO of Haber, Inc., said, "Paul will be greatly missed for his insightful guidance and close relationship with me and the company for more than 20 years."

Buiar, 79, had a long and distinguished career as a political consultant and lobbyist. He was president of Paul Buiar Associates, a political consulting firm and past president of the International Association of Political Consultants. A former reporter with the Associated Press who covered the administration of New York mayor Robert Wagner, Buiar's consulting clients included former New York mayors Ed Koch and David Dinkins, as well as corporations such as IBM, Con Edison and Phillip Morris.

Haber management is completing plans for a Special Shareholders Meeting, anticipated for the fourth quarter of 2004. Details on location, timing and agenda items will be announced later this month. Company financial results are also being prepared for the 2003 and 2004 fiscal years and are expected to be completed prior to the shareholders meeting.

Additional information on the Company and its technology may be obtained from the Company website at www.Habercorp.com.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

Source: Haber, Inc.

PRESS RELEASE - June 23, 2004

Haber, Inc. 'OTC: HABE' Not Associated with Haber, Inc. Of Montana, Which Has Filed for Bankruptcy Protection

BAYONNE, N.J., Jun 23, 2004 (BUSINESS WIRE) -- Haber, Inc. (HABE), a New Jersey-based company with proprietary technology for analytical separation instrumentation and the environmentally friendly processing of gold-bearing ores, issues this clarification to make it clear that it is not associated in any manner with Haber, Inc., located in Circle, Montana, which filed for voluntary Chapter 11 bankruptcy in the District Court of Montana (Butte) on June 9, 2004.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com .

Haber, Inc. Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - June 3, 2004

Haber Announces the Completion of Analytical Laboratory and Initiation of Pilot Bulk Testing Program

BAYONNE, N.J., Jun 3, 2004 (BUSINESS WIRE) -- Haber, Inc. (HABE), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold-bearing ores, announced today the opening of its analytical testing laboratory, which will be used to support its Minerals Division activities.

This state-of-the-art, minerals processing laboratory in the company's technical facilities in Fort Pierce, Florida, includes sophisticated digestion and laboratory analysis systems, including atomic absorption and inductively coupled-plasma mass spectrometry instruments.

"The significant company resources expended to complete this laboratory reflects our confidence in the near-term potential of our Haber Gold Process (HGP)," said Albert Conti, president of Haber. "This facility will allow our minerals division to respond quickly to customer and internal commercial development projects. It gives us the ability to rapidly complete pilot or process optimization tasks." This analytical lab will be used to assay Gold City's gold ore material during bulk extraction and recovery runs, and to provide support to ongoing precious metals projects.

Haber also reports that it is several weeks away from completion of a second laboratory at the company's technical facilities in Florida, which will be dedicated to the pilot bulk testing of gold ore from the field. This pilot laboratory, in conjunction with the company's analytical lab, will make it possible to determine extraction efficiencies and operating parameters for a specific ore. It also will contain the systems necessary to recover gold after it has been put into solution form. In the interim, the Haber gold recovery process is being tested with completed pilot lab subsystems.

As previously reported, the Haber gold process combined with the Haber gold recovery process, will be used commercially by Gold City Inc., a Haber HGP licensee, in the United States and Ghana.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Haber, Inc. Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - May 27, 2004

Haber Announces Proposal to Ghanaian Government to Alleviate Mercury Usage among Artisinal Miners

BAYONNE, N.J., May 27, 2004 (BUSINESS WIRE) -- Haber, Inc. (HABE), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold-bearing ores, announced today that its president, Albert Conti, is returning to Ghana in early June for further talks with Ghanaian government representatives on Haber's proposal to help alleviate the use of mercury among Ghana's thousands of artisanal miners.

The company has proposed the use of Haber's environmentally friendly Haber Gold Process (HGP) to the government for these small-scale miners, and this return trip will review the framework of the proposal, a part of which includes grants and loans to Haber. Detailed working sessions have been scheduled with appropriate government and private entities to fully examine the proposal.

"Our preliminary proposal to the government offers a way to recover gold from Ghana's expansive alluvial deposits by helping artisanal miners use the more effective and environmentally sensitive HGP method of processing gold ore," said Conti. "Alluvial type ore is also ideal for the HGP process, yielding high extraction efficiencies and speed."

Ghana currently has hundreds of thousands of artisanal miners who use mercury to extract gold from alluvial gold deposits. Mercury not only harms the health of the miners but also presents Ghana with severe, long-term environmental consequences. Haber's HGP process extracts gold more efficiently than mercury and can do so in an environmentally safe way.

"This program has enormous potential in both monetary and humanitarian terms and we are fortunate to have the breakthrough technology to make it a practical reality," said Conti. "We are also pleased to be assisted in Ghana by our HGP licensee Gold City, Inc., who will be one of our joint venture partners in any projects initiated."

Conti noted that although Haber has resolved the technical recovery issues and the government of Ghana is extremely supportive, there remain logistical, cultural and competitive interests that must be addressed to implement a successful program.

"We believe that success in Ghana would be a watershed event for artisanal mining and would serve as a model in other African countries and gold mining areas across the globe," said Conti.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Haber, Inc. Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - April 6, 2004

Haber Reports Strong Interest in its Electromolecular Propulsion Instrument at PITTCON 2004 Conference; Haber's EMP 15D/A Instrument Nominated for PITTCON 2004 Editors' Award

BAYONNE, N.J.--(BUSINESS WIRE)--April 6, 2004--Haber, Inc. (OTC: HABE - News), a New Jersey-based company with proprietary technology for analytical separation instrumentation, reported that its flagship analytical instrument, the EMP 15D/A, received an extremely positive reception at this year's Pittsburgh Analytical Conference (PITTCON) in Chicago.

The company reported that of the more than 1,200 companies represented at the show, Haber's EMP 15D/A instrument was one of only 22 nominated for the PITTCON 2004 Editors' Awards. The awards panel consisted of 11 editors from various publications around the world. The company also reported that four prestigious technical publications have indicated plans to follow up on the EMP 15D/A instrument in future issues.

"In addition to the positive media attention that we have received since unveiling the EMP 15D/A instrument, Haber has also been approached by colleges, marketing organizations and internationally based corporations interested in our electromolecular propulsion technology," said Albert Conti, president of Haber. "Not only does our technology offer ultra-fast, high-resolution separations, but it does so in a way that allows scientists and researchers to see molecular interactions as never before possible."

"Our goal is to advance this revolutionary technology as quickly as is prudently possible," continued Conti. "Accordingly, we are looking to secure joint ventures and collaborative arrangements with companies who have the resources, technical expertise and marketing infrastructure needed to successfully realize such a commercial undertaking. We are also interested in working with academic and research institutions who are in a position to support protocol development."

The company is also accelerating the development of a capillary micro-preparative device for the EMP 15D/A to serve as the front end to mass spectrometers, the primary instruments used in proteomics research and drug development. This device will have the ability to deliver highly separated material from the EMP 15D/A instrument via nanospray ionization coupled to a high-resolution mass spectrometer for final analysis. The company believes there are no unsolvable integration or development impediments to completing the system.

Developed by company founder Norman Haber, EMP technology is distinguished from the analytic techniques of electrophoresis and chromatography by its greater scope of applicability and higher speed. It is rooted in an electrochemical process that affects the differential movement and analytic separation of a wide variety of molecules.

EMP offers important operational advantages over existing analytical techniques, including:

     o Ultra-fast separations - EMP separations are typically completed in 1 to 3 minutes, with certain separations completed in seconds.
     o High resolution - By virtue of its speed and minimal separation distances, EMP may set new standards for resolution. Refined EMP separations have extremely sharp zones with minimal band-broadening and diffusion aberrations.
     o Broad applications - EMP can be used to analyze a wide range of molecular species in a broad variety of solvents.

"Our belief is that EMP begins where the relatively mature fields of electrophoresis and chromatography leave off," said Conti. "We feel that EMP has infinite possibilities along with infinite opportunities, and our scientific and engineering teams are working hard to capitalize on opportunities that are already evident, as well as others that may not be immediately apparent."

For more information, visit www.habercorp.com

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - April 5, 2004

Haber Reports on Commercialization Progress for Its HGP Gold Process

BAYONNE, N.J.--(BUSINESS WIRE)--April 5, 2004--Haber, Inc. (OTC: HABE - News), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold-bearing ores, today reported significant progress in commercializing its Haber Gold Process (HGP) gold extraction technology.

The company's Minerals Division reports that its HGP gold extraction mobile unit was completed and has been recently modified with a transport assembly and field leveling system. A second updated mobile unit is under construction.

Haber also reported progress on the development of its proprietary, high-speed gold recovery system, which can be used in combination with its HGP gold extraction technology. While the HGP process can utilize conventional post-extraction recovery systems such as carbon towers to remove the gold from the solution, Haber's new combined process will allow for gold recovery at significantly faster rates than those achieved by cyanide extraction and conventional recovery methods. Gold City Inc., Haber's HGP licensee has decided that the expenses associated with utilizing a conventional system to do short-run bulk testing on a temporary basis are not cost effective and has decided to delay gold processing in bulk until the Haber high-speed recovery system is fully functional.

"We believe our opportunities are dramatic in the gold processing field and I will be traveling extensively to meet with the principals of organizations who have expressed a strong interest in working with us," said Albert Conti, president of Haber.

Gold City reported restarting its concentration operations in Nevada after the winter shutdown, and anticipates running at the rate of 20 tons per hour. This rate will generate more than 1 ton of concentrate per day. HGP processing will take place at Gold city's facility in Wyoming. Additionally, Gold City has purchased two drill rigs and is beginning a drill program guided by geologist recommendations and the results of a previously conducted geophysical survey.

"We are very pleased with the cooperation we have received and with the aggressive mining and exploration program initiated by our licensee, Gold City, since its funding nine months ago. Being able to produce concentrate so quickly is a noteworthy accomplishment," said Conti.

Gold City also reported acquiring control of a gold concession in Ghana that shows promising bulk-assay values. Gold City's president, Pat Anfinson, along with Haber's Ghanaian representative, has updated government officials on the status of Haber's small-scale artisanal mining efforts in that country. Anfinson is currently evaluating site locations for installation of the Haber HGP mobile unit, and Haber representatives are also preparing to meet with South African engineering concerns to evaluate their capabilities to assist in future work in Africa.

For more information, visit our website at www.habercorp.com

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's new Web site, currently under construction, at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


Contact:
Haber, Inc.
Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - March 1, 2004

Haber Introduces New Electromolecular Propulsion Instrument at PITTCON 2004

New Fundamental Analytical Technology Offers Greater Speed and Applicability as Compared to Capillary Electrophoresis and Chromatography BAYONNE, N.J., Mar 1, 2004 (BUSINESS WIRE) -- Haber, Inc. (HABE), a New Jersey-based developer of proprietary technologies for analytical instrumentation, announces that it will unveil the world's first digital Electromolecular Propulsion (EMP)(TM) analytical instrument on March 8, 2004, at the Pittsburgh Analytical Conference (PITTCON) being held in Chicago. Company Vice President Dr. Henry Rosenberg also will conduct a presentation at the conference to outline the key features of the technology, which is capable of analyzing complex chemical compounds in seconds.

Developed by company founder Norman Haber, the EMP technology is distinguished from the analytic techniques of electrophoresis and chromatography by its greater scope of applicability and higher speed. It is rooted in an electrochemical process that affects the differential movement and analytic separation of a very wide variety of molecules.

Completion of the company's commercial unit - the EMP 15 D/A - represents a milestone for both the company and its founder. For the first time, Haber, Inc. is able to demonstrate, in a robust and precise, digitally-controlled fashion, EMP's real-time speed and unique capabilities. The instrument actualizes the technology's efficient and reproducible high-resolution chemical analysis.

EMP offers important operational advantages over existing analytical techniques such as chromatography and electrophoresis.


-- Ultra Fast - EMP separations are typically completed in 1 to 3 minutes with certain separations being completed in seconds.

-- High Resolution - By virtue of speed and minimal separation distances, EMP may set new standards for resolution. Refined EMP separations have extremely sharp zones with minimal band-broadening and diffusion aberrations.

-- Broad Applications - EMP can be used to analyze a wide range of molecular species in a broad variety of solvents.


Given its advantages, EMP has the potential to become a favored analytical tool for researchers, theoreticians, clinicians and all of those whose work depends upon collecting advanced information about molecules. Consequently, the practical applications of EMP for scientific domains and the commercial industries they support is expansive.

Albert Conti, president of Haber, stated, "With the development of this instrument, the company is making a strong entry into the multi- billion dollar life-science and analytical instrumentation industry. I believe that EMP technology can have a significant impact on the ways in which research, separation chemistry and medical diagnostics are done today. Indeed, the unique features of the EMP 15 D/A justify our application for new EMP patents."

"We recognize, however, that EMP will be in competition with well-established and mature electrophoresis and chromatography companies and equipment," continued Conti. "I understand that even with a superior product, there is a challenge facing us in this market. But I am convinced that once the scientific community is exposed to the performance and capabilities of the EMP technology, it will be embraced."

Company founder Norman Haber said, "This important new instrument represents a landmark event for the commercialization and practical applicability of our EMP technology. As a novel tool in chemical science, the EMP 15 D/A may be likened to a new set of eyes or new type of telescope for astronomy. Through its use, scientists will be able to probe deeper into the molecular worlds of life processes and nature in general. The company has been fortunate in its ability to assemble a dynamic team of specialists who have contributed mightily to the completion of this project."

In order to augment and expedite the diversification and adoption of this technology within the industry, Haber, Inc. will continue to assume an open posture toward companies with an established marketing capacity that are interested in embracing the potential of EMP technology.

For more information, visit our website at www.habercorp.com .

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's new Web site, currently under construction, at http://www.habercorp.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


Peter R. D'Angelo, 781-643-2727

PRESS RELEASE- February 23, 2004

HABER ANNOUNCES COMPLETION OF MOBILE GOLD EXTRACTION UNIT

Licensee Gold City to Use Process in Mining Operations in Ghana, W. Africa

BAYONNE, N.J. Feb. 23, 2004--Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced today that it is ready to roll out its commercial mobile gold extraction unit.

The unit, with one-half ton capacity, is being shipped to the company's Florida facility for final system testing.

"The completion of the mobile unit is a major milestone for our company and brings Haber one step closer to its commercial HGP gold objectives," said Albert Conti, president of Haber Inc., which has developed the environmentally friendly extraction process as an alternative to the use of cyanide and other hazardous substances used in gold mining. The unit may be viewed on our web site www.habercorp.com.

"The mobile unit will be used in conjunction with Haber's proprietary accelerated gold recovery system under development," Conti said. "This combined process allows for gold recovery at rates which are significantly faster than those achieved by cyanide extraction and conventional recovery methods. Gold City has shipped concentrate to Haber's Florida facility in anticipation of a fully operational system."

The company also announced it has signed a licensing agreement with its existing HGP licensee, Gold City, Inc., to use the process in mining operations in Ghana in West Africa.

The non-exclusive, expanded license to Gold City Inc. grants Haber a royalty of 8 percent net smelter return on all precious metals processed and 5 percent of all gold nuggets. The agreement requires Gold City to provide piloting support to Haber during the first 18 months of the agreement to facilitate HGP testing for prospective client Ghanaian mining companies and small-scale artisanal mining activities.

Added Conti, "The expanded Gold City license represents a significant opportunity for both companies in terms of projected revenues. In addition, Haber now gains the ability to conduct field tests in Ghana without a large capital outlay or the hiring of additional personnel. Gold City is already in Ghana with concentration equipment and has begun exploratory work on various prospective concessions located approximately 20 miles south and west of Obuasi."

(more)

Haber Completes Mobile Gold Extraction Unit--2

"Our objectives for gold recovery using the HGP process are on schedule," said Conti. "There have been strong expressions of interest for our gold technology around the world, and our response has been aggressive but measured by our current capabilities. Our strategy is to build a complete foundation of customer support services, including laboratory capabilities, and to develop and build commercial hardware that is thoroughly field-tested. We are nearing completion with many of our immediate goals. This will allow Haber to react quickly and comprehensively with the necessary documentation and follow-up bulk testing to adequately qualify our HGP process to specific customer ore requirements."

About Haber, Inc.
Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's new Web site, currently under construction, at http://www.habercorp.com.

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

PRESS RELEASE - December 16, 2003

Haber, Inc. Opens Office in Ghana; Signs Letter of Intent to Expand Gold City, Inc.'s License to Mine in Ghana

BAYONNE, N.J.--(BUSINESS WIRE)--Dec. 16, 2003--Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced today that it has opened an office in Kumasi, Ghana to further the development of its Haber Gold Process
(HGP) for use in that country's extensive gold mining industry. The company also announced signing a letter of intent with its existing HGP licensee, Gold City, Inc., to use the process in mining operations in Ghana.

Albert Conti, president of Haber Inc. stated, "We are pleased to announce that Haber has opened an office in Kumasi, Ghana with our in-country representative, Mr. John Mensa Tsaku. Mr. Tsaku has an engineering, finance and mining background and we are pleased to have John on board."

"John is pursuing contacts and opportunities arising from Haber's August 2003 trip to Ghana, which has resulted in a number of major gold mining companies submitting samples to us for HGP evaluation," said Conti. "We view a presence in Ghana as important to Haber's growth, given its strategic position on the African continent, stable democratic government, enormous gold reserves and its commitment to environmentally safe extraction methods."

Haber and Gold City, Inc. have also signed a letter of intent expanding Gold City's current license to use the Haber Gold Process in Ghana. This letter of intent requires Gold City to provide limited piloting support to Haber during the first six months of 2004 to facilitate HGP testing, as requested by prospective Ghanaian client mining companies.

Conti added, "Our licensee, Gold City, has expressed a strong interest and commitment to mine in Ghana using the Haber Gold Process. Gold City has already shipped concentration equipment to Ghana to start alluvial mining operations near Obuasi, scheduled to begin in April 2004. We are pleased with the close cooperation we have enjoyed with Gold City and their continued expansion of mining activities using HGP."

Haber is continuing to work with the Ghanaian government in providing a workable, environmentally friendly mobile system that can replace the use of highly toxic mercury by small-scale, artisanal miners worldwide. Haber has solved many of the technical problems but actual field-testing is required to debug the system and to develop the logistics required to effectively deal with the miners.

Haber also announced that it has invented a proprietary precipitation (post-extraction) process that will allow the entire recovery of gold to be accomplished significantly faster than cyanide extraction followed by conventional post-extraction methods. The new precipitation process is designed to be used in conjunction with Haber's mobile HGP extraction unit. This important development means that Haber's mobile processing unit can produce high purity gold powder on site, significantly reducing the time between gold ore delivery and payment to local miners.

"The magnitude of the artisanal mining project being undertaken by Haber and its positive environmental and health benefits cannot be overstated," said Conti. "Our ultimate objective is the elimination of toxic mercury gold extraction used by millions of artisanal miners worldwide."

"Our timetable is to be in Ghana in the second quarter 2004 with a robust, environmentally safe mobile processing plant that will provide efficient, economical and rapid gold extraction and recovery for small-scale miners. For the first time a reasonable solution will be presented to help these local miners which will perform better than any system used anywhere in the world today," said Conti.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's new Web site, currently under construction, at http://www.habercorp.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

PRESS RELEASE - December 11, 2003

Haber, Inc. Provides Update on Its Minerals Division and Licensee Gold City, Inc.; Gold City Producing Quantities of Gold Concentrate at Test Sites

BAYONNE, N.J., Dec 11, 2003 (BUSINESS WIRE) -- Haber, Inc. ( HABE ) , a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced today that Gold City Inc. (a Nevada corporation), the licensee company of Haber Inc.'s environmentally friendly gold extraction process (HGP), has made significant progress in producing quantities of gold concentrate from its mining sites in Nevada.

Patrick Anfinson, President of Gold City, Inc., reported, "Since Gold City's funding in July 2003, we have been focusing on exploration and evaluation of our mining properties, and within the last 45 days, have been producing quantities of gold concentrate at one of our sites near Winnemucca, Nev. This concentrate will be processed, using the Haber Gold Process (HGP), in Gold City 's interim Wyoming facility, which will be used until its permanent facility in Nevada is completed."

Anfinson continued, " Gold City anticipates limited gold production using HGP to commence in first quarter 2004. We are in the process of completing our permanent processing plant site selection in the vicinity of Winnemucca , Nev. When the final site selection is made, Gold City 's environmental consultants will then be able to proceed with the final permitting of the processing plant."

Gold City also reported that it is continuing exploration of its Barber Canyon property and has had a geophysical survey conducted by a leading survey firm that will be completed within several weeks.

Haber President Albert Conti said, " Gold City concentrate is currently being evaluated in our Florida facilities, where initial qualification of the ore will be completed and where the required minimum benchmarks and quantities of ore will be produced to establish production variables. When the contractually required initial quantities are processed using HGP, Haber shall receive the remaining 1.2 million shares of Gold City stock in accordance with the licensing agreement."

Conti also reported that Gold City will purchase Haber's first mobile HGP processing unit, which will undergo final testing during the initial gold production runs. The mobile unit is designed for use in the United States but is of the same general type that can be easily transported overseas to Ghana , West Africa , for processing ores produced by the more than 1 million small-scale miners scouring Ghana 's vast gold reserves. As previously announced, Haber executives have met with senior government and mining officials in Ghana , demonstrating the company's HGP gold extraction process in comparison with conventional, toxic cyanide and mercury techniques.

"We're pleased with the progress of our Minerals Division to date and will continue to update shareholders on our progress in meeting the Division's business objectives," said Conti.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's new Web site, currently under construction, at http://www.habercorp.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE: Haber, Inc.

PRESS RELEASE - October 21, 2003

Former Top Raytheon Engineer to Lead Emerging Technologies Development at Haber, Inc.; Dr. Philip Cheney Named V.P. of Emerging Technologies

BAYONNE , N.J., Oct 21, 2003 (BUSINESS WIRE) -- Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced the appointment today of former Raytheon Company senior executive Dr. Philip W. Cheney as its vice president of Emerging Technologies.

Dr. Cheney, 67, has extensive experience in the application of leading-edge technology to complex engineering problems. At the time of his retirement from Raytheon, then the nation's third-largest defense company, Cheney was vice president of engineering and was responsible for the activities of more than 27,000 employees involved in engineering and quality management, as well as for the company's extensive independent and U.S. government-sponsored research and development activities.

"Phil Cheney is one of the best known and most respected engineers in the country and his appointment speaks volumes to the potential of our emerging technology portfolio," said Haber President and Chief Operating Officer Albert
B. Conti. The company, in addition to its Mineral and EMP Divisions, has established an Emerging Technologies Division that will develop and commercialize other product disciplines. "Phil's outstanding credentials and his wide range of expertise are a perfect fit for this important corporate initiative," continued Conti. "In addition, his high-level background and close working relationship with government agencies will add a new dimension to our future activities."

Cheney will initially focus his efforts on developing commercial applications for company founder Norman Haber's pioneering work in the field of "chemoelectronics." This scientific phenomenon, in which electrons are excited by low-energy chemical reactions, has a number of potential scientific and industrial applications.

"I am pleased to welcome Dr. Cheney on board to our senior management team," said company chairman Norman Haber. "Phil has a remarkably diverse engineering background, immense technical qualifications and the drive needed to take our technologies in significant new directions."

During the course of his 40-year career at Raytheon, Cheney managed a number of the company's major defense programs, including the Advanced Medium Range Air-to-Air Missile (AMRAAM), as well as Raytheon's commercial businesses in high seas and recreational marine products and microelectronics circuitry. "I'm delighted to be associated with the fine team at Haber," said Phil Cheney. "Their existing gold processing and analytical instrumentation developments have great potential and I look forward to helping bring their exciting new technologies to market."

Cheney, who has served on a range of government and industry technology panels and commissions, is a fellow of the American Institute of Aeronautics and Astronautics (AIAA), a senior member of the Institute of Electrical and Electronic Engineers (IEEE), a member of the Aerospace Industries Association
(AIA) and a member of the American Defense Preparedness Association (ADPA). Cheney also serves on the boards of a number of organizations. He is chairman of the board of directors at Emerson Hospital in Concord, Mass., a director of the Massachusetts Microelectronics Center, a corporator of the Woods Hole Oceanographic Institution and a member of the AIAA Board of Directors. Cheney holds B.S. and M.S. degrees in electrical engineering from the Massachusetts Institute of Technology and a Ph.D. in electrical engineering from Stanford University.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's Web site, http://www.haberscience.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Haber, Inc. Peter R. D'Angelo, 781-643-2727

PRESS RELEASE - September 16, 2003

Veteran Polaroid Executive to Lead Haber's Product Development Efforts

BAYONNE, N.J., Sept. 16, 2003 - Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced the appointment of veteran Polaroid engineer and executive, Daniel Dajie, as vice president of commercial development.

"We're also fortunate to have Dan Dajie on board as we begin the process of commercializing our technologies," said Haber President and Chief Operating Officer Albert B. Conti. "Dan brings a wealth of expertise in technical product development to our firm, and will be instrumental in leading our efforts to bring these technologies to market."

Daniel Dajie is an accomplished executive, inventor and product development expert with an impressive track record in commercializing innovative technologies to achieve corporate growth. Dajie brings to Haber a broad base of knowledge in mechanical, electrical, chemical, software and optical systems. He will be responsible for developing commercial applications and products from Haber's technology portfolio.

Dajie spent 25 years at Polaroid Corp. in a variety of product development positions, including senior development engineer and, most recently, vice president of product development. The co-author of several patents, Dajie was a co-founder of Polyfuel, Inc., where he helped develop an innovative fuel cell technology for highly portable power applications. Dajie is a registered professional engineer and holds a master of science degree in mechanical engineering, as well as bachelor's degrees in mechanical engineering and chemistry from the University of Durban-Westville in South Africa.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's Web site, http://www.haberscience.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


CONTACT:

Haber, Inc.

Peter R. D'Angelo, 781/643-2727

PRESS RELEASE - September 16, 2003

Haber Announces Vice President of Research & Development

BAYONNE, N.J., Sept. 16, 2003 - Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced the appointment of Dr. Henry Rosenberg to its senior management team. A long-time Haber scientific consultant, Dr. Rosenberg was named vice president of research and development.

"We're pleased to recognize Dr. Henry Rosenberg's long-term contributions to the firm as consulting chief scientist with this appointment to vice president of research and development," said Haber President and Chief Operating Officer Albert B. Conti. "Henry's tireless efforts have been an important factor in the development of our technologies and we look forward to his continued counsel and expertise."

Henry Rosenberg, Ph.D., has been associated with Haber, Inc. since 1990 in various scientific capacities, including most recently, as consulting chief scientist. As vice president of research and development, he will continue his efforts to further develop Haber's proprietary non-toxic technology for the extraction of gold from gold ores and its Electromolecular Propulsion (EMP) technology for analytical instrumentation applications.

Dr. Rosenberg is a recognized and respected scientist and educator who holds a doctorate in nuclear chemistry from Clark University. For many years he was on the research staffs of Yale University, the University of Michigan and the International Atomic Energy Agency in Vienna, Austria, where he investigated the use of radioisotopes for groundwater tracing and quantification. He also has more than 10 years of experience in the marketing and sales of instrumentation to the solid state, biotech, and pharmaceutical research and manufacturing sectors.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's Web site, http://www.haberscience.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

PRESS RELEASE - August 14, 2003

Ghanaian Government Offers Support for Haber's Environmentally Friendly HGP Gold Extraction Process

BAYONNE, N.J.--(BUSINESS WIRE)--Aug. 14, 2003--

Haber Technology Could Alleviate Environmental Hazards From Mining Operations

Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for the environmentally friendly processing of gold-bearing ores, announced today that a Haber team, led by President and COO Albert B. Conti, recently returned from Ghana, West Africa, after three weeks of successful meetings with senior government and mining officials.

The Haber team conducted real-time demonstrations of its HGP gold extraction process in comparison with conventional, toxic cyanide techniques. The HGP process poses none of the hazards of cyanide techniques or the mercury processing used by small-scale miners in the country. Haber received strong interest from government officials in the use of the technology throughout the country, particularly for the more than 1 million small-scale miners scouring Ghana's vast gold reserves, Conti said. Ghana is the second largest gold-producing country on the continent of Africa.

"This was a very successful meeting with the top leaders of the Ghanaian government and industry officials. It was an excellent beginning of our worldwide efforts to introduce Haber and HGP to the gold mining community," said Conti. "Our technology has the capability to revolutionize gold extraction techniques for large and medium companies, and when applied to small-scale gold mining operations in Africa, it can protect human life, the environment, and improve the income level and standard of living for the vast number of itinerant miners struggling on the continent."

During the trip, Haber officials met with government officials including the minister of Ghana's Environmental Protection Agency, Asagafour (King of the Eastern region); the minister of mines; the Minerals Commission; the Chamber of Mines; the minister of trade and industry; and the minister of Social Security. Conti also presented and demonstrated the HGP process to Ghanaian EPA representatives, concession owners, gold traders, private investors, small-scale miners and large-scale mining companies including Ashanti Goldfields, Goldfields Inc., GMC and Bogoso Gold Ltd.

Small-scale mining in Ghana consists of groups of 8 to 15 people using the most rudimentary concentration methods followed by the extraction of gold using highly toxic mercury, the use of which has been outlawed worldwide. Faced with extreme hardship, the miners toil to earn a subsistence living despite the dangers. The crude mining techniques used are hazardous to them and their environment and expose the entire population of the country to mercury-related illnesses. This problem is not restricted to Ghana but is worldwide in scope. Small-scale gold mining in Ghana alone is reported to produce more than 400,000 ounces annually.

The Ghanaian government has attempted to address this issue but, until the advent of the Haber HGP process, there have been no technologically feasible alternatives. During the visit, the Haber team presented a preliminary framework for addressing the issues. The plan under consideration by Haber is to deploy one or more mobile HGP processing plants in areas where high concentrations of small-scale miners are located and provide them fee-based services for environmentally safe gold extraction. Initial examinations of the country's small-scale mining operation indicate that Haber could increase the amount of gold extracted and increase the pay miners receive for their efforts and allow a margin for Haber's services. The project is undergoing ore value estimates, in depth engineering, process and logistical evaluation to determine ultimate feasibility.

The office of the minister of mines, the Minerals Commission and the Ghanaian EPA have pledged their full support to Haber for the plan and have offered to assist with the introduction and application of the HGP process to small-scale mining operations including education and organization of the small mining community. They have also volunteered to lobby for legislative changes that would ultimately ban the current, highly toxic cyanide extraction processes over some reasonable period of time, Conti said.

The minister of mines has recommended that Haber present a paper on its technology at the upcoming World Bank Conference in Ghana on worldwide, small-scale mining in September. Norman Haber, chairman, CEO and founder of the company, and Albert Conti are planning to participate and conduct follow-up discussions with Ghanaian and mining company principals.

At Western University in Tarkwa, Ghana, Conti also demonstrated the HGP process to mining company officials, EPA staff, mining engineers and mining school academic staff.

Conti said the demonstration showed that in addition to HGP's safety as compared to cyanide, HGP also does not put other unwanted substances in the ore in solution, does not require external sources of oxygen and results in a very simple extraction process. These advantages allow users of the HGP process a significant cost savings over the cyanide process. Conti concluded his presentation by drinking the HGP lixiviant to clearly demonstrate its non-toxic properties, as compared to cyanide.

Haber also announced it will attempt to license cyanide manufacturers to allow them to produce the chemicals used in the HGP process. As gold mining gradually shifts to non-toxic technologies, chemical companies could thus maintain their presence, market share, and a significant portion of their in-country infrastructure and distribution capabilities. Haber has also been asked to consider setting up a chemical plant in Ghana to provide chemical supplies to small-scale miners throughout Africa.

"I believe the groundwork has been laid for Haber to participate in Ghana in a significant way," said Conti. "We have recently put in place a number of strategic arrangements including establishing an in-country counsel, a marketing organization and local agents. Large- and medium-size concession owners are now sending samples to us for evaluation, including Ashanti Goldfields. We are also forming a Ghanaian corporation which will serve as our in-country business entity."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's Web site, http://www.haberscience.com .

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT:

Haber, Inc.

Peter R. D'Angelo, 781/643-2727

PRESS RELEASE - July 16, 2003

Haber Team to Visit Ghana and Introduce Environmentally Friendly Gold Extraction HGP Process; Demonstration of Technology in Africa Begins Worldwide Launch

BAYONNE, N.J.--(BUSINESS WIRE)--July 16, 2003--Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for analytical instrumentation and the environmentally friendly processing of gold-bearing ores, announced today that a Haber Inc. team led by President and COO Albert B. Conti is scheduled to visit Ghana this month to introduce the Haber Gold Process (HGP) to the African continent.

"This is the beginning of our worldwide effort to introduce Haber and HGP to the gold mining community," Conti said.

The purpose of the trip is to conduct a real-time demonstration of HGP and to explore the interest of the various parties in the use of the technology throughout Africa. Haber's agent to Ghana, Kwame Apea, a well-known Ghanaian entrepreneur, has been coordinating all activities in the country, the second-largest gold producer on the continent, after South Africa.

Meetings have been scheduled with the King of the Ashanti Empire, the Ghanaian Minister of Mines, the Ghana Minister of Trade and Industry, the Ghana Chamber of Mines, and various other government and local officials. The Ghana Chamber of Mines, made up of a number of mining companies, will be among those invited to the demonstrations. Visits are also scheduled to a number of gold mining operations.

One of the demonstrations will compare the HGP and the cyanide gold retraction process in real time. The purpose will be to demonstrate the advantage of the environmentally friendly HGP relative to speed and toxicity. It is anticipated that a number of interested parties will be invited to visit the Haber, Inc, Pilot and Laboratory facilities in Florida for follow-up discussions and piloting specific ores of interest.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo
(781) 643-2727, or visit the company's Web site, http://www.haberscience.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT:

Haber, Inc.

Peter R. D'Angelo, 781/643-2727

PRESS RELEASE - June 5, 2003

Haber, Inc. Reports on Organizational Changes and Commercialization Progress of Its HGP Gold Process and Electromolecular Propulsion Technology

BAYONNE, N.J., Jun 5, 2003 (BUSINESS WIRE) -- Haber, Inc. (OTC: HABE ), a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced today new organizational plans for the company's facilities and provided an update on the progress of its HGP Gold Process and EMP analytical instrumentation technology.

Norman Haber, Founder, CEO and Chairman, reported: "Our recent meeting with Gold City executives in Nevada went well. We presented suggested protocols for their mine reserve evaluation on their extensive properties in Nevada. We have been informed that their work towards this end is in progress.

"We are taking special steps and care to minimize our risks with our licensee to avoid difficulties which had occurred in the past with previous licensees. Part of this consists of requiring benchmark data such as projected mining reserve and ore evaluation prior to initiating our full commitment."

In other areas, he said that Haber's Electromolecular Propulsion (EMP) analytical instrument was moving toward final stages of development.

"I have concluded meetings for the EMP instrument project with our electrical and computer engineers. They have confirmed that our EMP system design will function properly and safely. This enables me to address work towards the final completion and packaging of our computerized EMP instrument for chemical analysis."

Albert Conti, President/COO of Haber, added that a Business/Strategic Planning and Financial Operations office will be established in greater Boston where he and Peter D'Angelo, CFO/EVP, will be located. Conti added, "We are very pleased to report the company has recently added engineering personnel to assist in the final development and documentation of the general purpose EMP analytical instrument. Our target is to introduce the EMP instrument, complete with a number of proprietary protocols including proteomics, at the Chicago PITCON show in March 2004. We are currently seeking partnering agreements with various firms who have the capability to produce the instruments, as well as future specialized EMP configurations, and/or assist with funding for protocol development."

Conti continued, "My immediate focus is to protect the company's cutting edge technology, to commercialize the HGP process with licensee Gold City, Inc., to aggressively pursue world wide gold opportunities for our non-toxic HGP process and to seek other technology licensing opportunities, joint ventures and business arrangements with those entities that can bring value to the company.

"Although it is my belief that Haber will achieve its enormous potential in the future and become a world leader in EMP and gold extraction technologies, it is understood that success will take time and patience. I want to add a cautionary note to all investors in light of the significant activity in the Haber stock. Investors are reminded that our company currently has limited funding and there are no guarantees that any of our objectives will succeed or succeed in the time frame desired. We intend to keep our shareholders fully informed of our progress."

Conti and D'Angelo each have acquired an interest in Gold City, Inc., a Nevada corporation licensed by Haber to use its non-toxic HGP technology in its gold mining operations.

D'Angelo said: "I look forward to working with Norman and Al in the development of business plans that focus on bringing these technologies to market and enhancing shareholder value. Current financial and management reporting, stockholder meetings, sound internal corporate controls/governance and expanded marketplace/financial relations are among our top priorities.

"I joined Haber, Inc. as I felt I could best contribute my extensive financial background as an officer to achieve Haber's objectives, more so than I could as just a passive investor. Initially, I was drawn to Haber, Inc. because of the Haber Gold Process (HGP) and its non-toxic character which will result in favorable economic and environmental impacts on both the gold mining industry and our society as a whole. I am now firmly convinced that EMP offers as much, if not even more, promise and opportunity than HGP for all of us at Haber, Inc."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system invented by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is environmentally friendly and more efficient than conventional methods to extract gold such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call (781) 643-2727 Peter R. D'Angelo, or visit the company's Web site at www.habercorp.com .

FORWARD LOOKING STATEMENT
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE: Haber, Inc.

CONTACT:

Haber, Inc.
Peter R. D'Angelo, 201/243-0011

PRESS RELEASE - May 15, 2003

Haber, Inc. Announces Receipt of Gold City License Fee, Common Stock and Gold Properties

BAYONNE, N.J.--(BUSINESS WIRE)--May 15, 2003--Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for chemoelectronic analytical instrumentation and the processing of gold bearing ores, announced today that under a license agreement with Gold City, Haber has received an up-front license fee of $75,000 and 800,000 shares of common stock from Gold City, Inc.

These are the initial payments required under the non-exclusive license agreement for the rights to use the Haber Gold Process (HGP) signed on April 14, 2003. In further consideration of the license, Haber has also been granted 80 acres contiguous to Gold City properties in Nevada and 20 acres of contiguous property in Southern Arizona. Gold City Inc., a privately held, Nevada-based company that holds extensive alluvial and hard-rock gold mine properties in Arizona and Nevada, will process its ores with the environmentally friendly Haber Gold Process technology under the control of Haber, Inc. Further, Haber will receive additional Gold City common stock upon application of the technology, which will increase its equity position in Gold City to approximately 20 percent. Haber will also receive a net smelter return of 8-12 percent of all gold extracted, and a 5 percent share of all mechanically recovered coarse gold and nuggets.

Haber, Inc. has been informed that Gold City has made committed funds available for these mining projects. Haber Chairman, Norman Haber said, "Haber will immediately begin to perform its technical oversight and related obligations under the license terms. We are anxious to begin this project and start generating revenues from gold production for both companies." Haber also announced today that a meeting of both company's principals will take place next week in Reno, Nevada, to determine the details of the implementation plans and schedules.

The Haber Gold Process is noted for its speed, economics and high recovery efficiency in the extraction of micro-fine and flower gold commonly found in alluvial and hard-rock deposits. These forms of gold are often inefficiently extracted by the use of the environmentally hazardous cyanide technology common to general gold mining.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo at (201) 243-0011, or visit the company's Web site, http://www.haberscience.com.

FORWARD LOOKING STATEMENT
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Haber, Inc.

CONTACT:

Haber, Inc.
Peter R. D'Angelo, 201/243-0011

PRESS RELEASE - May 7, 2003

Haber, Inc. Names Former Executives from Polaroid and Raytheon as President/COO and CFO/EVP

BAYONNE, N.J., May 7, 2003 (BUSINESS WIRE) -- Two Senior Executives and Entrepreneurs Join Board of Directors and Bring Extensive Business Building Skills to Haber

Haber, Inc. (OTC: HABE), a New Jersey-based company with proprietary technology for chemoelectronic analytical instrumentation and the processing of gold bearing ores, announced today that it has appointed former executives from Polaroid Corporation and Raytheon Corporation to the positions of president/chief operating officer and chief financial officer/executive vice president, respectively, to help further develop commercial applications for the company's technologies. They have also been named to the Board of Directors and will be joining the company effective June 1, 2003.

Albert B. Conti, an attorney, entrepreneur and former executive with Polaroid, has been named President and Chief Operating Office of Haber, Inc. Peter R. D'Angelo, former Chief Financial Officer of Raytheon has been named as Haber's Chief Financial Officer and Executive Vice President. Conti and D'Angelo also join the Board of Directors along existing members Norman Haber, CEO and founder of the company, Peter Tobia and Paul Buiar.

Norman Haber, founder, and chairman of Haber, Inc. commented, "These appointments will substantially enhance the Company's management strengths and contribute to the near-term commercial vistas of our landmark technologies. Al and Peter bring a wealth of successful management and operating experience to the Company. These highly qualified individuals have extensive financial, legal, technological and strategic planning expertise. They are committed to developing our company with the unique technologies we have to bring to market." Haber added, "Al and Peter have proven themselves to be dynamic and effective leaders in a variety of environments and we look forward to their active, direct participation in the Company operations. This will support our progress to commercialize the Haber Gold Process and our Electromolecular Propulsion technology for analytical instrumentation and other markets."

Conti, 65, has been a member of Massachusetts and Federal Bars for nearly 30 years, specializing in business law and business reorganizations and has represented numerous individuals and entities throughout the country. He has personally owned or operated more than 15 companies and holds numerous U.S. patents.

Conti advanced in various capacities at Polaroid during his career, including senior engineer, principal engineer, project manager and project director with responsibilities through design, sales and marketing. He was also involved in the assessment of other companies for Polaroid acquisition and related intrapreneurship activities.

A Vietnam veteran, Conti holds a Bachelor of Science in Mechanical Engineering from Northeastern University, a Masters Degree in Business Administration from George Washington University and a Juris Doctor from Suffolk University.

During his 37 years with Raytheon, D'Angelo, 64, who retired as an executive vice president and chief financial officer, served in a number of positions including Vice President and Company Controller. He also served as controller for Raytheon's Missile Systems Division, director of management and operations for the Patriot Air Defense Program, and the business manager for Air Defense Programs in the United States, Europe, the Middle East and the Far East. Since his retirement from Raytheon in 1999, D'Angelo has worked as a business and finance consultant. He was recognized by Global Finance magazine in 1997 as one of the top 10 international finance executives. D'Angelo holds a Bachelor of Science in Business Administration from Boston College and a Masters in Business Administration from Babson College.

D'Angelo and Conti are each major shareholders, having invested directly in the company, and they hold 7.8 percent and 7.7 percent of Haber common stock, respectively.

Haber, Inc. also announced that, in addition to its offices and operations in New Jersey and Florida, it will open an office in Arlington, Massachusetts, where Mr. Conti and Mr. D'Angelo will be located.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo at (201) 243-0011, or visit the company's Web site, www.haberscience.com.

FORWARD LOOKING STATEMENT
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Haber, Inc.



CONTACT:

Haber, Inc.
Vania Glazer, 201/243-0011
SOURCE: Haber, Inc.

PRESS RELEASE - April 14, 2003

Haber, Inc. Grants License Agreement to Gold City, Inc. For Environmentally Friendly Haber Gold Process `HGP'

BAYONNE, N.J.--(BUSINESS WIRE)--April 14, 2003--Haber, Inc. (OTC: HABE) announces that it has signed a non-exclusive license agreement with Gold City, Inc. The agreement gives the rights to use Haber's gold extraction technology that is a highly efficient and environmentally friendly alternative to cyanide gold extraction.

Gold City, Inc., a privately held company with extensive alluvial placer and hard rock gold mine properties in Arizona and Nevada. The firm will process all its ores with the HGP technology.

HGP is noted for its speed, economics and high recovery efficiency in the extraction of micro-fine and flower gold commonly found in such placer deposits. These forms of gold are often inefficiently extracted by the use of the environmentally hazardous cyanide technology common to general gold mining.

In the agreement, the HGP will remain under the control of Haber, Inc. Also, Haber will receive a $75,000 licensing fee, and upon application of the technology, Haber will receive an equity position of approximately 20 percent of Gold City, a net smelter return between 8-12 percent of all gold extracted and a 5 percent share of all mechanically recovered coarse gold and nuggets.

In further consideration of the license, Haber has been granted 80 acres contiguous to Gold City properties in Nevada and 20 acres of contiguous property in Southern Arizona.

Gold City, Inc President Patrick Anfinson said: "I am especially pleased that Gold City has succeeded in securing this license. Our objectives are to provide maximum value for Gold City while at the same time preserving the environment. We are privileged to be in the forefront of this landmark gold extraction technology."

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call (201) 243-0011 Vania Glazer, or visit the company's Web site, http://www.haberscience.com.

FORWARD LOOKING STATEMENT
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Haber, Inc.

CONTACT:

Haber, Inc.
Vania Glazer, 201/243-0011
SOURCE: Haber, Inc.

PRESS RELEASE- April 1, 2003

Haber, Inc. Signs Letter of Intent to License its Environmentally Safe Gold Extraction Process to Gold City, Inc.

BAYONNE, N.J., Apr 1, 2003 (BUSINESS WIRE) -- Haber, Inc. (HABE, Trade), a New Jersey-based process development company with proprietary technology in analytical instrumentation and the processing of gold-bearing ores, announced today that it has signed a letter of intent with Gold City, Inc. (GCI), a privately held mining company, to commercialize the environmentally safe Haber Gold Process, (HGP).

Gold City, Inc. holds both lode (hard rock) and placer (alluvial) claims for gold ores in Nevada and Arizona. GCI also has contracted to receive gold concentrates from independent mining properties.

GCI's claim groups comprise over 1,000 acres that contain "flower gold" and "microfine gold" deposits, both known to be particularly amenable to extraction using the Haber Gold Process. For over 100 years, highly toxic cyanide has been used in the mining industry to dissolve and extract minute particles of gold from gold-bearing ores. HGP was found to be very effective for a variety of ores and concentrates and is extremely efficient in extracting micro-fine gold, a major component in placer deposits. HGP's revolutionary advantages include its ability to extract gold in an environmentally safe and nontoxic manner. The Haber Gold Process also results in faster processing and greater yields when compared with cyanide or other toxic chemical methods. Gold nuggets and coarse gold, as well as some of the flower gold in certain placer (alluvial) deposits, ordinarily are mechanically recoverable. However, the balance of the flower gold and microfine gold, which may constitute 30-70 percent of the total gold content, usually is lost with mechanical recovery systems. Even conventional cyanide methods are inefficient with such fine gold deposits. By contrast, the HGP technology is particularly well suited for fine gold extraction and recovery. In accordance with the letter of intent, a license agreement between Haber and GCI will be consummated upon GCI's fulfillment of certain financial conditions and obligations by April 30, 2003. For more information, call (201) 243-0011.

About Haber, Inc.
Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's ElectroMolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results.

FORWARD LOOKING STATEMENT
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Haber, Inc.

PRESS RELEASE - January 14, 2003

Haber, Inc. Announces that Two Investors Have Exceeded the 5 Percent Threshold

FORT PIERCE, Fla.--(BUSINESS WIRE)--Jan. 14, 2003--Haber, Inc. (OTC: HABE -
News), a New Jersey-based company with proprietary technology for analytical instrumentation and the processing of gold-bearing ores, announced today that two individual shareholders, Albert B. Conti and Peter R. D'Angelo, have purchased additional common stock, investing directly in the company. This raised the total holdings of shareholders Conti and D'Angelo to 7.7 percent and
7.8 percent of Haber common stock, respectively.

Proceeds from these investments will allow the company to aggressively address the construction of a gold processing pilot plant and analytical laboratory to facilitate application opportunities of the company's proprietary, environmentally safe Haber Gold Process (HGP) in gold mining and related uses.

Also, these investments will allow the initiation of marketing activity for the company's unique, digital ElectroMolecular Propulsion (EMP) chemical analysis instruments, now in final development and construction, and to provide the additional space, facilities and working capital necessary to house and fund these activities. Haber, Inc. remains the world source for EMP technology.

The investors, Mr. Conti and Mr. D'Angelo, each have broad, high-level financial, legal and corporate experience in development stage and major technology companies.

FORWARD LOOKING STATEMENT
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Haber, Inc.

PRESS RELEASE - January 13, 2003

Norman Haber is Filing Two Patent Applications for a Non-Toxic Gold Extraction Process, and Haber, Inc. Appoints a New Member to Board of Directors

FORT PIERCE, Fla.--(BUSINESS WIRE)--Jan. 13, 2003--Haber, Inc. (OTC: HABE -
News) is pleased to announce that Haber's President, Norman Haber, is filing two separate patent applications pertaining to gold extraction.

These metallurgical processes refer to methods to liberate gold from what is known as refractory gold ores. Haber also is arranging to assign the emerging patents to the Company.

Haber, Inc. also announces it has added Mr. Peter G. Tobia of Bridgewater, NJ, to the Board of Directors of Haber, Inc.

Mr. Tobia, who has been a consultant to Haber, Inc. since 1998, is a licensed Professional Engineer. He has made a career of working with new, innovative and disruptive technologies including medical electronics, the Geodesic dome and portable x-ray fluoroscopy. He has worked with other noted inventor scientists including Buckminster Fuller to assist in implementing their innovations.

FORWARD LOOKING STATEMENT
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE: Haber, Inc.